                                                                   Exhibit 10.86











                             3550 John Hopkins Court
                               San Diego, CA 92121


                                      LEASE


                                 BY AND BETWEEN


                           ARE-JOHN HOPKINS COURT, LLC

                                       and


                           SEQUANA THERAPEUTICS, INC.

TABLE OF CONTENTS


      Article                                                     Page
      -------                                                     ----
      1.       Lease of Premises                                    1
      2.       Basic Lease Provisions                               2
      3.       Term                                                 4
      4.       Possession and Commencement Date                     4
      5.       Rent                                                 6
      6.       Rent Adjustments                                     7
      7.       Operating Expenses                                   7
      8.       Rentable and Usable Area                            11
      9.       Security Deposit                                    12
      10.      Use                                                 14
      11.      Brokers                                             16
      12.      Holding Over                                        16
      13.      Taxes on Tenant's Property                          17
      14.      Condition of Demised Premises                       18
      15.      Common Areas and Parking Facilities                 18
      16.      Utilities and Services                              19
      17.      Alterations                                         22
      18.      Repairs and Maintenance                             25
      19.      Liens                                               27
      20.      Indemnification and Exculpation                     28
      21.      Insurance - Waiver of Subrogation                   29
      22.      Damage or Destruction                               32
      23.      Eminent Domain                                      34
      24.      Defaults and Remedies                               35
      25.      Assignment or Subletting                            40
      26.      Attorneys' Fees                                     44
      27.      Bankruptcy                                          44
      28.      Definition of Landlord                              45
      29.      Estoppel Certificate                                45
      30.      Joint and Several Obligations                       46
      31.      Limitation of Landlord's Liability                  46
      32.      Project Control by Landlord                         47
      33.      Quiet Enjoyment                                     48
      34.      Quitclaim Deed                                      48





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

      35.      Rules and Regulations                               48
      36.      Subordination and Attornment                        48
      37.      Surrender                                           50
      38.      Waiver and Modification                             50
      39.      Waiver of Jury Trial and Counterclaims              50
      40.      [Intentionally Omitted]                             50
      41.      Hazardous Materials                                 50
      42.      [Intentionally Omitted]                             54
      43.      Miscellaneous                                       55
      44.      [Intentionally Omitted]                             57
      45.      Option to Extend Term                               57
      46.      Expansion Rights                                    59


      Exhibits
      --------

      "A-1"    The Legal Description of the Land
      "A-2"    The Demised Premises
      "A-3"    The Project
      "B"      The Work Letter
      "C"      The Form of Acknowledgment of Term Commencement/Expiration Date
      "D"      The Rules and Regulations
      "E"      Landlord's Property List
      "F"      The Form of Estoppel Certificate
      "G"      The Environmental and Building Reports

                                      LEASE


           THIS LEASE ("Lease") is made as of the 7th day of January, 1998, by and between ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company (hereinafter called "Landlord"), and SEQUANA THERAPEUTICS, INC., a California corporation (hereinafter called "Tenant"). Landlord and Tenant are sometimes hereinafter referred to as the Parties.


                                    RECITALS

           A. Landlord is the owner of that certain parcel of real property located at the intersection of John Hopkins Court and John J. Hopkins Drive in San Diego California, more particularly described on Exhibit "A-1" attached hereto (the "Land").

           B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, upon the terms and conditions set forth herein, the Demised Premises (as hereinafter defined) within the building to be constructed on the Land, which building will have a mailing address of 3550 John Hopkins Court.

           NOW THEREFORE, in consideration of the mutual covenants, representations and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

           1.     Lease of Premises

                  1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, those certain premises (the "Demised Premises") to be located within the building (the "Building") to be constructed on the Land, and to have a mailing address of 3550 John Hopkins Court in San Diego, California. The Demised Premises are depicted on the floor plans attached hereto as Exhibit "A-2" and are to be situated on the floor(s) and suite(s) of the Building as set forth in Section 2.1.2. The Land, the Building, and any other building to be located thereon and all landscaping, parking facilities, and other improvements and appurtenances related thereto or to be developed thereon, including, without limitation, all driveways, sideways, parking areas, and land scaped areas, shall be a part of the development to be constructed and known as

Alexandria Life Sciences Center, the site plan for which is attached hereto as Exhibit "A-3" (the "Project"). All portions of the Project which will be for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and Building lobbies, are hereinafter referred to as "Common Area".

           2.     Basic Lease Provisions

                  2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                      2.1.1 Address of the Building:
                            3550 John Hopkins Court
                            San Diego, California 92121

                      2.1.2 Designation of Demised Premises:
                            Suite: 101
                            Floor: First (exact location to be determined by mutual consent)

                      2.1.3 (a) Rentable Area of Demised Premises:
                                10,000 square feet

                            (b) Rentable Area of Building:
                                55,200 square feet

                            (c) Usable Area of Demised Premises:
                                To be determined

                      2.1.4 Initial Basic Annual Rent:
                            $37.80 per square foot of Rentable Area (subject to adjustment in accordance with Section 6 hereof)

                      2.1.5 Initial Monthly Rental Installments of Basic Annual
                            Rent: $3.15 per square foot of Rentable Area
                            (subject to adjustment in accordance with Section 6 hereof)

                      2.1.6  Tenant's Estimated Pro Rata Share of the Building:
                             18.12%

                      2.1.7  (a) Term Commencement Date:
                             As defined in Section 4.2

                             (b) Term Expiration Date:
                             Ten (10) years after the Term Commencement Date

                      2.1.8  Security Deposit:  $3.15 per square foot of
                                               Rentable Area

                      2.1.9 Permitted Use: Office use, research and development and related, legal uses, as consistent with the City of San Diego SR zoning ordinance

                      2.1.10 (a) Address for Rent Payment:
                                 135 N. Los Robles Avenue, Suite 250
                                 Pasadena, CA 91101
                                 Attention:  Corporate Secretary

                             (b) Address for Notices to Landlord:
                                 135 N. Los Robles Avenue, Suite 250
                                 Pasadena, CA 91101
                                 Attention:  Corporate Secretary

                                 With a copy to:
                                 11440 West Bernardo Court, Suite 170
                                 San Diego, California 92127
                                 Attention:  Corporate Secretary

                             (c) Address for Notices to Tenant:
                                 11099 North Torrey Pines Road, Suite 160
                                 La Jolla, California 92037
                                 Attention:  Geneva R. Davis

                      2.1.11 Guarantor of Lease:  None

                      2.1.12 The following Exhibits are attached hereto and
                             incorporated herein: A-1, A-2, A-3, B, C, D, E, F and G





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

                      2.1.13 Leasehold Improvement Allowance:
                             $150.00 per square foot of Rentable Area of the Demised Premises

                      2.1.14 Space Plan Submittal Date:  April 30, 1998

           3.     Term

                  3.1 This Lease shall take effect upon the date of execution and delivery hereof by the Parties and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by the Parties.

                  3.2 The term of this Lease (the "Term") shall be that period from the Term Commencement Date (as defined in Section 4.2 below) through the Term Expiration Date, subject to earlier termination or extension of this Lease as provided herein.

           4.     Possession and Commencement Date

                  4.1 Landlord shall use its reasonable efforts to deliver possession of the Demised Premises to Tenant on April 1, 1999 (the "Target Term Commencement Date") with the Leasehold Improvements and the Landlord's Work (each as defined in the work letter ("Work Letter") attached hereto as Exhibit "B") substantially completed. Tenant agrees that it shall submit to Landlord for review and approval Tenant's space plans ("Space Plans") for the Demised Premises not later than the date set forth in Section 2.1.14 above. Landlord's Work shall be deemed substantially completed, as that term is used in this
Article 4 and elsewhere in this Lease, if Landlord has substantially completed all of Landlord's Work identified on Tenant's plans and specifications (subject only to a punch list of items that do not materially interfere with Tenant's use of the Demised Premises), and has received the temporary occupancy certificate from the City of San Diego, if required, and a substantial completion certificate from the architect for the occupancy of the Demised Premises. Notwithstanding the foregoing, if the date of the actual Term Commencement Date is delayed beyond the Target Term Commencement Date due solely to the failure of Tenant or Tenant's architect to timely review and approve the Construction Drawings (as defined in the Work Letter) and/or review, approve and/or deliver any item in the Work Letter, including, but not limited to, Tenant's submittal to Landlord of the Space Plans by the date provided in Section 2.1.14 above, then the actual Term Commencement Date for the Demised Premises will remain the Target Term Commencement Date (as such date shall be extended due to delays caused solely by Landlord or Landlord's agents).

                  4.2 The actual Term Commencement Date shall be the date on which Landlord tenders possession of the Demised Premises to Tenant with Landlord's Work and the Leasehold Improvements substantially completed. Notwithstanding anything to the contrary contained herein, in the event that Landlord's Work and the Leasehold Improvements are substantially completed prior to the Target Term Commencement Date, Landlord shall tender possession of the Demised Premises to Tenant (and, accordingly, the actual Term Commencement Date shall occur) on the earlier to occur of (i) thirtieth (30th) day after the date on which Landlord delivers written notice to Tenant informing Tenant of the substantial completion of Landlord's Work and the Leasehold Improvements in accordance with the terms hereof, and (ii) the Target Term Commencement Date. Upon the delivery of the Demised Premises to Tenant as provided herein, Landlord and Tenant shall execute and deliver a supplement to this Lease confirming: (a) the delivery of the Demised Premises; (b) the actual Term Commencement Date; (c) the Term Expiration Date; (d) the Rentable Area of the Building; (e) the Rentable Area of the Demised Premises; and (f) the Usable Area of the Demised Premises. Such supplement shall be attached to this Lease as Exhibit "C." However, failure to execute and deliver such supplement shall not affect Landlord's or Tenant's liability hereunder. If Landlord fails to tender possession of the Demised Premises to Tenant on or before the Target Term Commencement Date for any reason whatsoever, (i) Landlord shall have no liability to Tenant for such failure but Tenant shall not be responsible for the payment of any Rent (as defined below) until the actual Term Commencement Date occurs and (ii) for each day following the Target Term Commencement Date (as the same may be extended due to Force-Majeure Delays or Tenant-Caused Delays (as such terms are defined in the Work Letter)) that Landlord actually delivers possession of the Demised Premises to Tenant, Tenant, as Tenant's sole and exclusive remedy, shall receive one (1) day of abatement of Basic Annual Rent.

                  4.3 Landlord shall allow Tenant to enter upon the Demised Premises prior to the Term Commencement Date for the purpose of installing improvements or placing personal property therein, provided that (a) Tenant furnishes to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 are in effect, and (b) such





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

entry is subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Additional Rent (as defined below).

                  4.4 Access to and possession of areas necessary for utilities, services, safety and operation of the Building and the Project are reserved to Landlord.

                  4.5 Landlord shall cause to be constructed the Leasehold Improvements at a cost to Landlord not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Leasehold Improvement Allowance") pursuant to the Work Letter attached hereto as Exhibit "B". Any costs incurred in performing the Leasehold Improvements described in the Work Letter in excess of the Leasehold Improvement Allowance shall be borne solely by Tenant.

           5.     Rent

                  5.1 Tenant agrees, commencing on the Term Commencement Date, to pay Landlord the Basic Annual Rent based upon an initial monthly rental rate set forth in Section 2.1.5, subject to the rental adjustments provided in
Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments each in advance on the first day of each and every calendar month during the Term of this Lease.

                  5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share ("Tenant's Pro Rata Share"), as set forth in Section 2.1.6 and as may be subsequently amended, of Operating Expenses as provided in Article 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation the cost of utilities not paid by Tenant directly to the supplier and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

                  5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as





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

Landlord may from time designate in writing. In the event the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated on a thirty (30) day basis for such period and shall be paid at the then current rate for such fractional month.

           6.     Rent Adjustments

                  6.1 On the first (1st) anniversary of the Term Commencement Date, and on such date every year thereafter during the Term (each a "Rent Adjustment Date"), Basic Annual Rent shall increase three and a half percent (3.5%) from the prior year's Basic Annual Rent. Each such adjustment shall become effective on the applicable Rent Adjustment Date.

                  6.2 [INTENTIONALLY OMITTED]

           7.     Operating Expenses

                  7.1 As used herein, the term "Operating Expenses" shall include:

                      (a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes, levies and assessments including lighting and landscape maintenance assessments, amounts due under any improvement bond upon the Building and/or Project including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or Buildings as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building, any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises, any fee for a business license to operate an office building, and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance or gift taxes or taxes which are the personal obligation of Tenant or of another tenant of the Project. In addition, and notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay any portion of any tax or assessment expense: (i) levied on Landlord's business income, unless such tax or assessment is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense (including carrying costs) were paid in installments over the longest permitted term without becoming delinquent; (iii) imposed on land and improvements other than the Project; (iv) occasioned by Landlord's failure to pay timely or perform any obligation of Landlord except to the extent such delay is attributable to Tenant; (v) consisting of a tax or assessment for the investigation, remediation or removal of any Hazardous Material attributable to another tenant of the Building and/or existing prior to Tenant taking possession of the Demised Premises; or (vi) attributable to Landlord's net gift or transfer taxes except to the extent such tax pertains to this Lease transaction.

                      (b) All other costs of any kind paid or incurred by Landlord in connection with the use, operation, maintenance, repair and replacement of the Building and the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including cost of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements (but not to exceed Twenty Five Thousand Dollars ($25,000) per annum for Tenant's portion of said reserves), costs of utilities furnished to the Common Areas, sewer fees, cable T.V., when applicable, trash collection, cleaning, including windows, heating, ventilation, air-conditioning, maintenance of landscape and grounds, maintenance of drives and parking areas, security services and devices, building supplies, maintenance and replacement to equipment utilized for operation and maintenance of the Project, capital expenditures (to the extent such expenditures exceed the previously unapplied portion of Tenant's reserve payments, such excess shall be amortized over the useful life of the improvement as determined under GAAP standards, but in no event to exceed seven (7) years), costs of complying with any applicable laws (to the extent not attributable to the acts or omissions of other tenants and provided that capital expenditures incurred in complying with applicable laws shall be amortized over the useful life of the improvement as determined under GAAP standards, but in no event to exceed seven (7) years), hazardous waste remediation (to the extent attributable to the acts or omissions of Tenant or its agents, employees, contractors or invitees, or incurred by Landlord as a recurring expense in the ordinary course of maintenance of the





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

Project), rules or regulations, insurance premiums including premiums for public liability, property casualty, earthquake and environmental coverages (to the extent commercially reasonable), portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms (provided however, with respect to deductibles paid under earthquake coverages, Tenant shall not be responsible for its Pro Rata Share of any deductible paid in excess of 10% of the loss and that Tenant shall pay no more than one hundred thousand dollars ($100,000) in insurance coverage deductibles per occurrence per annum with the balance of Tenant's Pro Rata Share of the insurance deductibles to be paid by Tenant over the useful life of the replaced improvement as determined under GAAP standards, but in no event to exceed seven (7) years), service contracts, costs of services of independent contractors retained to do work of nature before referenced, and costs of compensation (including employment taxes and health and insurance benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project (including the pro rata cost of Landlord's property manager and his/her office expenses), its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which costs of management services shall not exceed two percent (2%) of the Basic Annual Rent due from Tenant.

                      (c) Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions, legal expenses relating to tenants, costs of repair to the extent actually reimbursed by payment received by Landlord of insurance proceeds, interest upon loans to Landlord or secured by mortgage or deed of trust covering the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an Operating Expense under subparagraph (a) above), salaries of executive officers of Landlord, depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto which are provided for in subparagraph (b) above) and taxes of the types set forth within the last sentence of subparagraph (a) above. In addition, and notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, commissions, charges, disbursements, attorneys' fees, experts' fees, costs and expenses (collectively, "Costs"): (i) Costs occasioned solely by Landlord's gross negligence, willful misconduct or intentional violation of law, or





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

Costs arising solely and directly out of the failure of Landlord to construct the Leasehold Improvements in a good and workmanlike manner; (ii) Costs solely and directly occasioned by fire or other casualty, or by the exercise of the power of eminent domain, but only to the extent covered and paid for by insurance; (iii) Costs for which Landlord has a contractual right of reimbursement from other tenants of the Project, or Costs which Tenant pays directly to a third person; (iv) Costs incurred in connection with any tenant improvement, alteration or redecorating of any portion of the Building not constituting Common Area; (v) Costs arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project or associated with separately metered utilities or with utilities and services of a type not provided to Tenant; and (vi) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases.

                  7.2 Tenant shall pay to Landlord on the first day of each calendar month of the Term of this Lease, as Additional Rent, Landlord's estimate (as determined in Landlord's sole discretion) of Tenant's Pro Rata Share (as set forth in 2.1.6) of Operating Expenses with respect to the Project for such month. Landlord shall endeavor to provide to Tenant prior to the commencement of each calendar year of the Term, an estimated budget of Operating Expenses with respect to the Project for such calendar year.

                      (a) Within one hundred eighty (180) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days thereafter. If the amounts paid by Tenant pursuant to Section 7.2 exceed Tenant's Pro Rata Share of Operating Expense for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease Term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

                      (b) Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

                  7.3 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to have a Certified Public Ac-countant inspect the portion of Landlord's books that are relevant to preparation of Landlord's actual Operating Expenses for any year end provided any request for such review shall be furnished within thirty (30) days of Tenant's receipt of such statement as to the prior year's Operating Expenses and that Landlord shall receive a copy of the results of such audit. An annual statement shall be deemed final and binding upon Tenant unless a request for review is furnished within said thirty day period. As a condition precedent to Tenant exercising its right of inspection under this Section 7.3, Tenant shall not be in monetary Default under the Lease in any respect and shall have paid to Landlord any disputed Operating Expenses claimed by Landlord as being owed by Tenant under this Lease.

                  7.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date, except if Landlord shall permit Tenant possession of the Demised Premises for the use set forth in Section 2.1.9 prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession. The responsibility of Tenant for Operating Expenses attributable to the Demised Premises shall continue to the latest of (i) the date of termination of the Lease, or (ii) the date Tenant has fully vacated the Demised Premises.

                  7.5 Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

           8.     Rentable and Usable Area

                  8.1 The term "Usable Area" as set forth in Section 2.1.3 (c) and as may otherwise be referenced within this Lease is generally calculated in accor dance with the 1980 Standard Method for Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (BOMA).
The Usable Area refers generally to that approximate area to be occupied by Tenant, such area having been calculated by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office space of Tenant from adjoining usable area of other tenants and to the




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


inside finished surfaces of the dominant portion of the permanent outer Building walls. No deductions are made with respect to such calculations for any columns or projections which may be included within that area necessary to the Building.

                  8.2 The "Rentable Area" of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor and/or suite within the Building and totaling the Rentable Area of all floors and/or suites within the Building. The Rentable Area of a floor and/or suite is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as before set forth is included as Rentable Area without deduction for columns and projections or vertical penetrations which are defined as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like and their enclosing walls.

                  8.3 The Rentable Area of the Building is the total of Rentable Area of all suites within the Building.

                  8.4 The term "Rentable Area" when applied to Tenant is that area equal to the Usable Area of the Demised Premises plus an equitable allocation of Rentable Area within the Building which is not then utilized or expected to be utilized as Usable Area, including but not limited to the portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby and mailroom.

                  8.5 Review of allocations of Rentable Areas as between tenants of the Building and the Project may be made as frequently as in Landlord's opinion appears appropriate in order to facilitate an equitable apportionment of Operating Expenses. If such review is by a licensed architect, made in accordance with BOMA standards, and allocations are certified correct by such licensed architect, the Tenant shall be bound by such certifications.

           9.     Security Deposit

                  9.1 Tenant shall deposit with Landlord upon the execution of this Lease the sum set forth in Section 2.1.8, which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of such security deposit




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


for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days following demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general fund. Tenant shall be entitled to interest on such deposit at rates paid from time to time on money market or passbook accounts as quoted by the Bank of America or other financial institutions reasonably acceptable to Landlord.

                  9.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

                  9.3 Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

                  9.4 The unapplied security deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease, except for amounts that Landlord has deducted therefrom in order to cure defaults of Tenant under this Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease.

                  9.5 In lieu of the cash security deposit provided in Section
2.1.8 hereof, Tenant may, prior to the date this Lease is executed by both Parties, deliver to Landlord and maintain throughout the Term hereof an irrevocable standby letter of credit (the "Letter of Credit") in favor of Landlord, in form and substance acceptable to Landlord in its sole discretion, and in the amount of the security deposit, with a term of not less than the Term of this Lease. Notwithstanding the foregoing, Tenant's Letter of Credit may have a term of less than the Term of this Lease, provided that in the event that Tenant fails to deliver to Landlord a replacement Letter of Credit (or a cash deposit in such amount) on or before the thirtieth (30th) day prior to the expiration date of any such shorter term Letter of Credit, Landlord may draw upon such Letter of Credit and hold such funds as a cash security deposit in accordance with the terms of this Lease. The Letter of Credit shall be issued by a bank or other financial institution acceptable to Landlord, in Landlord's sole discretion, and may be drawn upon by Landlord at any time that Landlord is or would be entitled to apply or use the security deposit (or any portion) thereof as provided in Section 9.1 hereof.

           10.    Use

                  10.1 Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 and shall not use the Demised Premises, or permit the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's reasonable discretion consistent with the then existing use of the Building.

                  10.2 Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of said certificate of occupancy, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's particular use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupancy thereof.

                  10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and Project without Landlord's prior written consent, which may be withheld in Landlord's sole discretion (unless Tenant pays the cost of any such increase), and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project and Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section.

                  10.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

                  10.5 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof unless Tenant provides copies of the new keys to Landlord so that Landlord can access the Demised Premises in accordance with the terms of this Lease (provided that Tenant may change or add locks for any portions of the Demised Premises that are reasonably designated by Tenant as restricted or private areas and, in such cases, Tenant shall not be required to provide such new keys to Landlord). Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

                  10.6 No awnings or other projection shall be attached to any outside wall of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises other than Landlord's standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord.

                  10.7 No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Building without the prior written consent of Landlord. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and type acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

                  10.8 Tenant shall cause any office equipment or machinery to be installed in the Demised Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas as defined in Section 1.1, or other offices or premises in the Building. Further, no equipment weighing five hundred (500) pounds, or greater, shall be placed upon the Demised Premises without advance notice to and approved by Landlord and placement, if approved by Landlord, shall be at a location designed to carry the weight of such equipment.

                  10.9 Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for immoral, unlawful or objectionable purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises, Building or Project. Landlord hereby acknowledges that Tenant's use of the Demised Premises in accordance with the use set forth in Section 2.1.9 shall not be deemed to be an immoral or objectionable purpose.

           11.    Brokers

                  11.1 Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than John Burnham & Company, as have been disclosed in writing to each other and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Any commission owed to John Burnham & Company in connection with the negotiation of this Lease shall be paid by Landlord pursuant to a separate written agreement between Landlord and John Burnham & Company.

                  11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

                  11.3 Tenant acknowledges and agrees that the employment of brokers, if any, by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.2 herein.

           12.    Holding Over

                  12.1 If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the Term of this Lease, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6, and Tenant's Pro Rata Share of Operating

Expenses, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

                  12.2 If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred twenty five percent (125%) of the Rent (Basic Annual Rent and Additional Rent) in effect during the last thirty (30) days of the Lease Term.

                  12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

                  12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

           13.    Taxes on Tenant's Property

                  13.1 Tenant shall pay, prior to delinquency, any and all taxes or assessments levied against any personal property or trade fixtures placed in or about the Demised Premises.

                  13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord pays the taxes based upon such increase in the assessed valued, then Tenant shall within thirty (30) days after demand repay to Landlord the taxes so levied against Landlord.

                  13.3 If any improvements in or alterations to the Demised Premises, owned by Tenant, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard" in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating

Expenses defined in Section 7, but shall be treated, as to such other tenants, as provided in this Section 13.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements or alterations are assessed at a higher valuation than Landlord's "Building Standard," such records shall be binding on both Landlord and Tenant.

           14.    Condition of Demised Premises

                  14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building or Project, or with respect to the suitability for the conduct of Tenant's business except as expressly set forth in this Lease. The taking of possession of the Demised Premises by Tenant shall, except as otherwise agreed in writing by Landlord and Tenant conclusively establish that the Demised Premises and Building were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord shall provide that, on the Term Commencement Date, (i) the electrical, plumbing, and mechanical systems servicing the Demised Premises are in working order and in good condition, (ii) all ceiling area over the Demised Premises is covered by ceiling tiles that are unbroken, (iii) the roof over the Demised Premises is in good condition and water tight, (iv) there are no cracks, holes, or other damage to walls, floors, and doors at the Demised Premises known to Landlord that have not been repaired, (v) any broken or damaged glass at the Demised Premises has been replaced with new glass, and (vi) the carpet at the Demised Premises is in good condition and there are no areas in need of immediate replacement to make such areas suitable for occupan cy. Without in any way limiting Tenant's rights pursuant to Section 5.4 of the Work Letter: (a) Tenant's acceptance of the Demised Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have construction defects in the Leasehold Improvements or the Demised Premises repaired at no cost to Tenant; (b) Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall cause such defect to be repaired; and (c) Tenant's right to have Landlord cause such defects to be repaired shall be deemed waived if written notice is not given to Landlord within thirty (30) days of the date Tenant discovers such defect.

           15.    Common Areas and Parking Facilities

                  15.1 Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by

Landlord and attached hereto as Exhibit "D" together with such other reasonable and non-discriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion (the "Rules and Regulations"). Notwithstanding the foregoing, Tenant shall not be required to comply with any new Rules and Regulations unless the same do not unreasonably interfere with Tenant's use of the Demised Premises or Tenant's parking rights and do not materially increase the obligations or decrease the rights of Tenant under this Lease.

                  15.2 As an appurtenance to the Demised Premises, Tenant shall have the non-exclusive right to use within the Project up to a maximum of three
(3) parking spaces per one thousand (1,000) square feet of Rentable Area leased by Tenant on a first-come, first-served non-assigned basis, for Tenant's employees, guests and invitees. Landlord shall not assign more parking rights to tenants in the Project than spaces that actually exist. Landlord shall endeavor to provide to Tenant (at no additional cost to Tenant) an additional underground area for general storage and/or hazardous materials and other waste storage and containment, without altering the parking ratio of three (3) parking spaces per one thousand (1,000) square feet of Rentable Area.

                  15.3 Landlord reserves the right to modify Common Areas including the right to add or remove exterior and interior landscaping and to subdivide real property. It is recognized that Landlord specifically reserves the right as to a portion of the Building to allow exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors, provided Tenant herein shall not be deprived of the use of the corridors reasonably required to serve the Demised Premises or of restroom facilities serving the floor upon which the Demised Premise are located, and no such modification of the Common Areas shall unreasonably interfere with or diminish Tenant's use of the Demised Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. Landlord shall at all times use its reasonable efforts to minimize any disruption to Tenant due to such modifications.

           16.    Utilities and Services

                  16.1 To the extent such items are not included in Operating Expenses, Tenant shall pay for all water (including the cost to service, repair, replace and operate any reverse osmosis and/or deionized water systems and other treated water), gas, heat, light, power, telephone, janitorial service, refuse collection, hazardous material collection and other utilities and services supplied to the

Demised Premises, together with any taxes thereon. Tenant shall also pay for the cost to service, repair, relocate, replumb, replace and operate any gas or liquid distribution systems servicing the Demised Premises including any located in the Building but outside the Demised Premises. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion based upon its use of such utility to be determined by Landlord of all charges jointly metered with other premises or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which shall be paid by Tenant as Additional Rent.

                  16.2 Landlord shall not be liable for nor shall any eviction of Tenant result from the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the gross negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease.

                  16.3 Tenant shall pay for, prior to delinquency, any utilities which may be furnished and billed to the Demised Premises during the Term of this Lease.

                  16.4 Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, but without limitation, data processing machines (excluding personal computers) and non standard laboratory equipment, which will in any way increase the amount of ventilation, air exchange, gas, electricity or water beyond the initial capacity of the Building as proportionately allocated to the Demised Premises based upon Tenant's Pro Rata Share as set forth in Section 2.1.6 above.

                  16.5 If Tenant shall require services in excess of that usually furnished or supplied for similar space in the Building, by reason of equipment operated and/or extended hours of business operation, then Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services and Tenant's payment as Additional Rent of an amount equal to the cost to provide such excess services and utility capacity.

                  16.6 Utilities and services provided by Landlord and billed to the Demised Premises shall be paid by Tenant directly to the supplier of such utility or service.

                  16.7 Landlord shall provide water in Common Areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payments by Tenant and collectible by Landlord as such.

                  16.8 Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever. Notwithstanding the foregoing, in the event that any of Landlord's repairs, alterations or improvements affect Tenant's vivarium or other critical Building systems, Landlord shall (except in cases of emergency) provide Tenant with reasonable advance notice and use reasonable efforts to minimize any disruption to Tenant (including, if reasonably available, providing Tenant with the use of a back-up generator). In the event of fire, earthquake, flood, vandalism, war, storm or similar cause of damage or destruction, this Section shall not apply and the provisions of Article 22 entitled Damage or Destruction shall apply and control.

                  16.9 Notwithstanding anything to the contrary in this Lease, if as a consequence of (i) a material cessation of utilities required to be provided to the Demised Premises by Landlord, or (ii) the presence of a significant amount of Hazardous Materials which does not result from Tenant's release or emission of such Hazardous Material in or about the Demised Premises in violation of Hazardous Materials Laws, which renders the Demised Premises uninhabitable, and in any of the foregoing cases, Tenant is unable to use the Demised Premises for a continuous and consecutive period of thirty (30) days following written notice by Tenant to Landlord and Landlord's lenders, and Landlord fails or refuses to take any action to correct or otherwise remedy such situation, then (a) Tenant shall be entitled to terminate the Lease upon ten
(10) days written notice to Landlord and (b) Tenant shall receive one (1) day of abatement of Basic Annual Rent for each day that Tenant is unable to use the Demised Premises, to the extent that Landlord receives proceeds pursuant to its rental interruption insurance for and to the extent of each such day of abatement. If the interference persists for more than one hundred eighty (180) consecutive calendar days following written notice to Landlord and Landlord's lender despite Landlord's actions and efforts to correct or remedy such interference, then (i) Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord and (ii) Tenant shall receive one (1) day of abatement of Basic Annual Rent for each day that Tenant is unable to use the Demised Premises, to the extent that Landlord receives proceeds pursuant to its rental interruption insurance for and to the extent of each such day of abatement.

           17.    Alterations

                  17.1 Tenant shall make no alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld and provided that Landlord shall not be required to incur any costs in connection therewith and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's sole discretion. In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

                  17.2 Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

                  17.3 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

                  17.4 All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall obtain all applicable building permits and occupancy certificates. Tenant shall provide Landlord with "as-built" plans showing any material change in the Demised Premises. As used in the preceding sentence, the term "material change" shall mean any change for which any permit is obtained or any change that costs $10,000 or more.

                  17.5 Before commencing any work, Tenant shall give Landlord at least fourteen (14) days' prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense a completion and lien indemnity bond satisfactory to Landlord for said work.

                  17.6 Subject to Section 17.8, all alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements attached to or built into the Demised Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work and paneling, exterior venting fume hoods and walk in freezers and refrigerators, shall, unless prior to such construction or installation, Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the Term of this

Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof.

                  17.7 Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

                  17.8 All business and trade fixtures, machinery and equipment, built-in furniture and cabinets, including but not limited to, those items listed on Exhibit "E" attached hereto, together with all additions and accessories thereto, installed in and upon the Demised Premises and paid for by Landlord shall be and remain the property of Landlord and shall not be removed by Tenant at any time during the Term of this Lease (except with Landlord's prior written consent). Notwithstanding anything to the contrary contained herein, in no event may Tenant remove from the Demised Premises any improvement which materially or adversely affects any Building system or as to which Landlord contributed payment (including, without limitation, the Leasehold Improvements or fume hoods to which Landlord contributed payment), without Landlord's prior written consent, which may be withheld in Landlord's sole discretion; provided, however, that Landlord shall not withhold its consent to the removal of any improvements which may affect the Building systems and which Landlord has not contributed payment if following such removal Tenant restores the Demised Premises to its original condition (including, without limitation, if deemed necessary by Landlord, any and all required adjustments to the HVAC system). If Tenant shall fail to remove all of its effects from the Demised Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in accordance with law, and store said effects, and Tenant agrees to pay Landlord upon demand any expenses incurred for such removal and storage or Landlord may, at its option, in accordance with law, sell said property or any of the same, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

                  17.9    [INTENTIONALLY OMITTED]

                  17.10 Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost to Tenant of all changes installed by Tenant or its contractors or agents (other than Minor Alterations, as hereinafter defined) to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such changes, which will be accompanied by payment to Landlord of the percentage fee set forth above. Nothing contained in this provision shall be construed as obligating Tenant to pay such fee to Landlord with respect to the work to be performed pursuant to the Work Letter. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims, causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys' fees, charges and disbursements) in connection with any work done by or at the direction of Tenant or its contractors.

                  17.11 Notwithstanding any of the foregoing, Tenant may construct non-structural alterations, additions and improvements ("Minor Alterations") in the Demised Premises with not less than fourteen (14) days prior written notice to Landlord but without Landlord's prior approval, if: i) the cost of such work (whether conducted in one or a series of jobs) does not exceed Twenty Five Thousand Dollars ($25,000); ii) the Minor Alterations do not impact the Building systems such as electrical, heating, air conditioning, water and plumbing; and iii) the Minor Alterations are not visible from Common Areas of the Building. Minor Alterations shall not be subject to Section 17.10 above. Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any alterations from the Demised Premises upon termination of this Lease. Alterations and Tenant's trade fixtures, furniture, equipment and other personal property placed in the Demised Premises and paid for by Tenant ("Tenant's Property") shall at all times be and remain Tenant's property, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for alterations which cannot be removed without structural injury to the Demised Premises, or which have become fixtures of the Building, at any time, Tenant may remove Tenant's Property from the Demised Premises, provided that Tenant repairs all damage caused by such Property removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property located in the Demised Premises, and shall execute any document reasonably necessary to waive any lien or interest in Tenant's Property located in the Demised Premises.

           18.    Repairs and Maintenance

                  18.1 Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and Project, including, without limitations, roofing and covering materials, foundations, walls, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems installed or furnished by Landlord (and the full cost thereof shall be included as part of Operating Expenses to the extent permitted under Section 7 hereof), except to the extent such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the portion of the cost of such maintenance and repairs attributable to Tenant as set forth above.

                  18.2 Except for services of Landlord, if any, required by
Section 18.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear, casualties not caused by Tenant (subject to the provisions of Section 22 below), condemnation, Hazardous Materials (other than those released or emitted by Tenant in or about the Demised Premises) and alterations with respect to which Landlord has not reserved the right to require removal excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof. Tenant shall be responsible at its sole cost, for its own janitorial services for the Demised Premises. Notwithstanding anything to the contrary in this Lease, Tenant shall have no responsibility to perform or construct any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or any other occupant of the Project, or their respective agents, employees or contractors, (ii) occasioned by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of law or construction defect in the Demised Premises or the Project existing prior to the Term Commencement Date, and (iv) for which Landlord has a right of reimbursement from others.

                  18.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time (not to exceed thirty (30) days unless such repair or maintenance work normally takes longer than thirty
(30) days) in which event Landlord shall have a period of time reasonably required to complete such work after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. In the event Landlord fails to make any repairs or perform any maintenance as provided in this Lease within a reasonable time after receipt written notice from Tenant, Tenant may make repairs at Tenant's expense and seek reimbursement from Landlord without any offset or deduction from Rent and Tenant shall have no other rights with respect to any such failure. Notwithstanding the above, Tenant shall not be entitled to terminate the Lease by reason of any failure of Landlord to make repairs or perform any maintenance within the time periods provided herein.

                  18.4 Repairs under this Article 18 which are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, to the extent permitted under Section 7 hereof.

                  18.5 This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of Article 22 entitled "Damage or Destruction" shall apply and control.

           19.    Liens

                  19.1 Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises, the Building and the Land free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant's receipt of written notice (whether from Landlord or otherwise) of the filing thereof, at the sole cost and expense of Tenant.

                  19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

                  19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement cause
(i) a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or Project.

           20.    Indemnification and Exculpation

                  20.1 Tenant agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees and disbursements), for injury to person or to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released from, and shall indemnify, defend, protect and hold harmless Tenant from, all damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its agents or guests, Landlord's violation of law with respect to the Building, or a material breach of Landlord's obligations or representations under this Lease.

                  20.2 Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier including but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to the gross negligence or willful misconduct of Landlord, its agents or guests, Landlord's violation of law with respect to the Building, or a material breach of Landlord's obligations or representations under this Lease. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

                  20.3 Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or Project or of any other third party.

                  20.4 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

           21.    Insurance - Waiver of Subrogation

                  21.1 Landlord, as part of Operating Expenses shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability and cost thereof and, as part of Operating Expenses (but not to be deemed as being required of Landlord) shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any tenant improvements whether or not installed by Tenant or which are in addition to the Standard Improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building.

                  21.2 Landlord, as part of Operating Expenses, shall carry public liability insurance with single limit of not less than One Million Dollars ($1,000,000.00) for death or bodily injury, or property damage with respect to the Project.

                  21.3 Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the Term of this Lease (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence with respect to the Demised Premises.

                  21.4 The aforesaid insurance required of Tenant shall name Landlord, without liability for premiums, as an additional named insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancellable or subject to reduction of coverage or cancellation except after thirty (30) days' prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

                  21.5 Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, subject to the other provisions of this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

                  21.6 In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of

Landlord holding a security interest in the Building or the Land, and/or (ii) the landlord under any lease wherein Landlord is tenant of the Land if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

                  21.7 Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control that is caused by or results from a risk which is actually or required to have been insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Demised Premises bears to the insured area). If neither (i) nor (ii ) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

                  21.8 Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being required of new tenants within the Project.

           22.    Damage or Destruction

                  22.1 In the event of a partial or total destruction of the Building wherein the Demised Premises are located by fire or other perils covered by extended coverage insurance required to be carried under Section 21 hereof or earthquake insurance actually carried hereunder, and if the damage thereto is such that, in Landlord's reasonable judgment, the Building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy), provided that insurance proceeds are actually available therefor. Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If in Landlord's reasonable opinion the Building cannot be repaired, reconstructed or restored within a period of six
(6) months from the date of such casualty, Tenant shall have the right to terminate the Lease as of the date of destruction. Tenant shall give written notice to Landlord of it's election to either terminate, or to continue in full force and effect the Lease within fourteen (14) days of the date of Landlord's notification to Tenant to restore the Building.

                  22.2 In the event of any damage to or destruction of the Building wherein the Demised Premises are located, other than as provided in
Section 22.1, Landlord may elect, in its sole discretion, not to repair the Building in which event this Lease shall terminate as of the date of destruction. Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Project within the thirty (30) day period following the date of damage or destruction. If Landlord elects to repair, reconstruct and restore the Building, within thirty (30) days of the date of destruction, Landlord shall provide Tenant in writing with Landlord's reasonable time estimate for completion of repair and restoration of the Building. If in Landlord's reasonable opinion the Building cannot be repaired, reconstructed or restored within a period of six (6) months from the date of such casualty, Tenant shall have the right to terminate the Lease as of the date of destruction. Tenant shall give written notice to Landlord of it's election to either terminate, or to continue in full force and effect the Lease within fourteen (14) days of the date of Landlord's notification to Tenant to restore the Building.

                  22.3 Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

                  22.4 In the event of repair, reconstruction and restoration as herein provided, Rent shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

                  22.5 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided that, upon the written election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

                  22.6 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to restore to a condition substantially the same or better than which existed prior to the casualty of the Demised Premises which were originally provided at Landlord's expense; the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements, at Tenant's sole cost, from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements and all Leasehold Improvements installed by Landlord to the condition in which they existed immediately prior to the casualty.

                  22.7 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, recon-struct or restore the Demised Premises to the extent that insurance proceeds are not actually available therefor or when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term of this Lease or any extension hereof unless Tenant exercised within thirty (30) days of the damage, its rights to extend the Term of the lease as provided in
Section 45 below; and (b) Tenant shall have the right to terminate this Lease when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term of this Lease or any extension hereof (provided that Tenant delivers written notice of its election to terminate within fourteen (14) days of the date on which Tenant is notified of such damage). Notwithstanding anything to the contrary in this Lease, in the event of damage to the Demised Premises which is not fully covered by insurance actually carried, Landlord shall not have the right to terminate this Lease (i) if the damage is relatively minor (e.g., repair or restoration would cost less than five percent (5%) of the replacement cost of the Building), or (ii) if Landlord determines to rebuild the Building.

           23.    Eminent Domain

                  23.1 In the event the whole of the Demised Premises, or such part thereof as shall materially and substantially interfere with the Tenant's use, occupancy and enjoyment thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may upon at least thirty (30) days prior written notice to the other party, terminate this Lease effective as of the date possession is required to be surrendered to said authority.

                  23.2 In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space. Tenant may elect to terminate this Lease provided such taking materially and substantially diminishes Tenant's use, occupancy and enjoyment of the Demised Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both.

                  23.3 Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property, which was installed at Tenant's expense, for costs of Tenant moving to a new location, the Lease bonus value (the difference between the Rent and fair market rent, if the Rent is lower than the fair market rent) and Tenant's trade fixtures. Except as before set forth, any award for such taking shall belong to Landlord.

                  23.4 If upon any taking of the nature described in this
Article 23 this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises, Building, and Project to substantially their same condition prior to such partial taking. From and after the date of such taking, the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has diminished.

           24.    Defaults and Remedies

                  24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law. Notwithstanding the foregoing but without limitation upon Landlord's ability to declare Tenant in default for any non-payment or late payment of Rent, Landlord shall not impose any late charge or interest on account of Tenant's failure to pay any sum due to Landlord under this Lease, unless Tenant's failure to pay continues for five (5) days after Tenant's actual receipt of written notice of delinquency from Landlord.

                  24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

                  24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent or Rental Adjustments) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continues beyond the applicable cure period set forth below. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

                  24.4 The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                       (a) The abandonment of the Demised Premises by Tenant;

                       (b) The failure by Tenant to make any payment of Rent, as and when due where such failure shall continue for a period of five (5) days thereafter;

                       (c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4(a) and 24.4(b)) to be performed by Tenant, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code or Civil Procedure Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than fifteen (15) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute the same to completion provided, however, that such cure is completed no later than ninety
(90) days from the date of written notice;

                       (d) Tenant makes an assignment for the benefit of creditors;

                       (e) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets and is not removed within sixty (60) days;

                       (f) Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                       (g) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; or

                       (h) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

                       Notices required to be given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. Tenant shall not be in default of this Lease solely because (a) it vacates the Demised Premises (provided Tenant's obligations under the Lease, including the obligation to pay Rent, are kept current), or (b) as a consequence of the appointment of a receiver or the exercise by any third party of any other remedy with respect to Tenant, Tenant's interest in this Lease or Tenant's other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty (60) days.

                  24.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property in accordance with applicable law, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                       (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                       (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

                       (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                       (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                       (e) At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                       As used in Subsections (a) and (b) above, "worth at the time of award" shall be computed by allowing interest at the rate specified in
Section 24.1. As used in Subsection (c) above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate





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

of the Federal Reserve Bank of San Francisco at the time of the award plus one
(1) percentage point.

                  24.6 If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

                  24.7 In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                       First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                       Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

                       Third, to the payment of rent and other charges due and unpaid hereunder; and

                       Fourth, to the payment of future rent and other damages payable by Tenant under this Lease.

                  24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

                  24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Demised Premises is surrendered.

                  24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion. In the event Landlord fails to perform any of its obligations under this Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within the period set forth in the preceding sentence, then Tenant may, in addition to Tenant's other rights at law and equity cure any default of Landlord at Landlord's cost and demand reimbursement by Landlord of the cost of such cure, with interest thereon at the rate of ten percent (10%) per annum or the highest rate allowed by law, whichever is less, from the date of the expenditure until repaid.

                  24.11 In the event of any failure to perform obligations on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Building and to any landlord of any lease in which building is located whose address shall have been furnished and shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default (not to exceed sixty (60) days), provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

           25.    Assignment or Subletting

                  25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part hereof, or permit or suffer the Demises Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may, without Landlord's consent, sublease up to twenty five percent (25%) of the Demised Premises to (or permit or suffer up to twenty five percent (25%) of the Demised Premises to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by) any of Tenant's partners or in connection with any strategic business alliance made by Tenant.

                  25.2 If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are or the voting control is transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in
Section 25.1 above.

                  25.3 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined by Landlord) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then (i) Landlord, upon receipt of proof of the foregoing, will consent to the assignment and (ii) the provisions of Sections 25.6 (a), (b) and (d) shall not apply to such assignment.

                  25.4 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice ("the Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable attorneys' fees, actually incurred by Landlord, not to exceed five hundred dollars ($500) in reviewing Tenants request for such assignment.

                  25.5 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), any change in use which such successor proposes to make in use of Demised Premises, and such other factors as Landlord, in its sole discretion, may consider. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

                  25.6 As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or sharing of the Premises, Landlord may require, without limitation, any or all of the following:

                       (a) Tenant shall remain fully liable under this Lease during the unexpired Term hereof;

                       (b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord respecting the relevant business experience and financial responsibility and status of the third party concerned;

                       (c) Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection with the review, processing and documentation of such request, not to exceed five hundred dollars ($500);

                       (d) If Tenant's transfer of rights or sharing of the Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay fifty percent (50%) of any rent paid by the assignee or sublessee in excess of Rent payable by Tenant under this Lease, after deducting therefrom the actual out of pocket costs to Tenant to effectuate the assignment or sublease, including, without limitation, the unamortized costs of any alterations installed in the Demised Premises at Tenant's expense, and any attorneys' fees, brokerage or leasing commissions, redecorating and remodeling costs in connection with such proposed assign-ment or subletting; provided, however, that Tenant shall not be required to make such payment to Landlord in the event of any merger involving Tenant so long as the assumption of this Lease is not the primary purpose of such merger. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

                       (e) Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

                       (f) Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

                       (g) Tenant shall not then be in Default hereunder in any respect;

                       (h) Such third party's proposed use of the Premises shall be the same as Tenant's permitted use;

                       (i) Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or sharing of the Premises;

                       (j) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or sharing of the Premises; and

                       (k) A list of Hazardous Material (as defined in Section
41.6 below), certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Material of such proposed sublessee as described in
Section 41.2 below.

                  25.7 Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease, pursuant to Article 24 hereof.

                  25.8 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

                  25.9 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, condi tions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

                  25.10 If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

           26.    Attorneys' Fees

                  26.1 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees and costs of suit. "Prevailing party" shall include a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

           27.    Bankruptcy

                  27.1 In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                       (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                       (b) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

                       (c) A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at time of execution of this Lease.

           28.    Definition of Landlord

                  28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease (including, without limitation, any obligations or liability related to the security deposit) arising after the date of such transfer, assignment or conveyance, provided that such transferee assumes in writing the obligations of Landlord under this Lease. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

           29.    Estoppel Certificate

                  29.1 Tenant and Landlord shall within ten (10) days of written notice from Landlord or Tenant, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "F" (as appropriately modified in the case of a statement by Landlord) with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Landlord's or Tenant's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's or Landlord's failure to deliver such statement within such time shall, at the option of the requesting party, constitute a default under this Lease, and, in any event, shall be conclusive upon such party that the Lease is in full force and effect and without modification except as may be represented by the requesting party in any certificate prepared by the requesting party and delivered to the other party for execution.

           30.    Joint and Several Obligations

                  30.1 If more than one person or entity executes this Lease as Tenant,

                       (a) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

                       (b) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

           31.    Limitation of Landlord's Liability

                  31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Project of which the Demises Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project of which the Demised Premises are a part.

                  31.2 Landlord shall not be personally liable for any deficiency. If Landlord is a partnership, joint venture or limited liability company, the partners or members of such entity shall not be personally liable and no partner or member of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, member, shareholder, director, em ployee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, member, shareholder, director, employee or agent of Landlord.

                  31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease. The provisions of this Article 31 shall not apply, however, to any losses, costs, claims or damages arising from or relating to the failure of a successor or assignee of Landlord to assume liability for the obligations of Landlord which accrued prior to the date of an assignment or other transfer of Landlord's interest in the Demised Premises.

           32.    Project Control by Landlord

                  32.1 Subject to Article 15 hereof, Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant's enjoyment of the Demised Premises. This reservation includes but is not limited to right of Landlord to subdivide the Project, convert the Building and or other buildings within the Project to condominium units, the right to grant easements and licenses to others and the right to maintain or establish ownership of Building separate from fee title to land.

                  32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant or if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease, or Tenant's use of the Demised Premises or Tenant's parking rights will be materially diminished.

           33.    Quiet Enjoyment

                  33.1 So long as Tenant is not in Default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

           34.    Quitclaim Deed

                  34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

           35.    Rules and Regulations

                  35.1 Subject to Article 15 hereof, Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "D" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

           36.    Subordination and Attornment

                  36.1 This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Project and Building of which the Demised Premises are a part, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that as a condition to such subordination, the applicable lender or landlord agrees, so long as no Default exists, not to disturb Tenant and recognize Tenant as the tenant under this Lease in the event of any foreclosure of the applicable loan or termination of the applicable lease (the "Non-Disturbance Condition").

                  36.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon ten (10) days written notice such further instrument or instruments evidencing such subordination and non-disturbance of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However (subject to the Non-Disturbance Condition), if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

                  36.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, so long as such purchaser executes a written recognition agreement in form reasonably satisfactory to Landlord and Tenant providing that, so long as Tenant is not in Default hereunder, Tenant's rights of occupancy shall not be disturbed and Tenant shall receive all of the rights and services provided for under this Lease. Notwithstanding anything to the contrary in this Article 36, Landlord shall exercise reasonable efforts, prior to the date the Parties execute this Lease, to obtain from any lenders or ground lessors of the Project a written agreement in form reasonably satisfactory to Landlord and Tenant providing for recognition of Tenant's interests under this Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease. Further, as a condition to Tenant's obligation to subordinate its leasehold interest to a ground lease or instrument of security, Landlord shall obtain from any such ground lessors or lenders a written recognition agreement in form reasonably satisfactory to Landlord, Tenant and such lender or ground-lessor providing that Tenant's rights of occupancy shall not be disturbed in the event of a termination of the ground lease or a foreclosure of the loan, and that in the event of such termination or foreclosure, so long as Tenant is not in Default hereunder, Tenant shall receive all of the rights and services provided for under this Lease.

           37.    Surrender

                  37.1 No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

                  37.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

                  37.3 The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Project, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Project, operate as an assignment of this Lease.

           38.    Waiver and Modification

                  38.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

           39.    Waiver of Jury Trial and Counterclaims

                  39.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and or any claim of injury or damage.

           40.    [INTENTIONALLY OMITTED]

           41.    Hazardous Materials

                  41.1 Prohibition/Compliance. Tenant shall not cause any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if Tenant's acts or omissions results in contamination of the Demised Premises, the Building, the Project or any adjacent Property or if contamination of the Demised Premises, the Building, the Project or any adjacent Property by Hazardous Material otherwise occurs during the Term of this Lease or any extension or renewal hereof or holding over hereunder, by reason of Tenant's acts or omissions, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Demised Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or Project, damages arising from any adverse impact on marketing of space in the Demised Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises, the Building, the Project or any adjacent Property, caused by Tenant results in any contamination of the Demised Premises, the Building, the Project or any adjacent Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building, the Project or any adjacent Property, as close as reasonably possible to the condition existing prior to the time of such contamination and to satisfy all applicable legal regulations and requirements, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Project. To the best knowledge of Landlord, except as disclosed to Tenant in those certain reports identified on Exhibit "G" attached hereto, (i) no Hazardous Materials are present on the soil, surface water or groundwater thereof, (ii) no underground storage tanks or asbestos containing building materials are present on the Project, and (iii) no action, proceeding, or claim is pending or threatened concerning the Project concerning any Hazardous Materials or pursuant to any laws regarding Hazardous Materials ("Hazardous Materials Laws"). Landlord shall comply with any Hazardous Materials Laws relating to any Hazardous Material present at any time on or about the Demised Premises or the Project, or the soil, air, improvements, groundwater or surface water thereof, except to the extent that such Hazardous Material is released, emitted or aggregated on or about the Project by Tenant or Tenant's employees or agents, by other tenants of the Building, or by third parties. Upon Tenant taking possession of the Demised Premises improved with laboratory improvements, Landlord shall provide Tenant with a letter report prepared by a reputable environmental engineering firm, describing the environmental condition of the Demised Premises at time of delivery to Tenant which shall be used by Landlord to establish that the Demised Premises were delivered to Tenant free of Hazardous Materials, except as may be set forth in the report. As used herein, the phrase "knowledge of Landlord" shall mean the actual knowledge of Alan D. Gold and Gary A. Kreitzer as of the date hereof.

                  41.2 Business. Landlord acknowledges that it is not the intent of this Article 41 to prohibit Tenant from operating its business as described in Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Demised Premises ("Hazardous Material List"). Tenant shall deliver to Landlord an updated Hazardous Material List at least once a year and shall also deliver an updated list before any new type of Hazardous Material is brought onto the Demised Premises. Tenant shall promptly notify Landlord in writing of any material change to such list. Tenant shall deliver to Landlord, upon request, true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Material prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenant's at the Building concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code, and adopted by the City of San Diego ("UBC")) within the Building for the storage of Hazardous Materials. In the event that Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant's Pro Rata Share of the Building as set forth in
Section 2.1.6 above, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Demised Premises classified by the UBC as an "H" occupancy area, for the use and storage of Hazardous Materials, or take such other action so that its share of the fire control areas of the Building is not greater than Tenant's Pro Rata Share of the Building.

                  41.3 Testing. At any time, and from time to time, prior to the expiration of the Lease Term Landlord shall have the right to conduct appropriate tests of the Demised Premises, Building and Project to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination to the extent Hazardous Materials are found and it is determined that Tenant has violated the provisions of Section 41.1 hereof. Tenant shall pay for the cost of the tests of the Demised Premises only if Hazardous Materials are found and it is determined that Tenant violated the provisions of Section 41.1 hereof.

                  41.4 Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises and utilized or are hereafter placed on the Demised Premises by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and

Division 20, Chapter 6.7 of the California Health & Safety Code, "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

                  41.5 Tenant's Obligations. Tenant's obligations under this
Article 41 shall survive the termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials, Tenant shall continue to pay the Rent in accordance with this Lease, which Rent shall be prorated daily (except to the extent that Landlord actually receives rent for the Demised Premises from a new tenant for such period); provided, however, that Tenant shall not be obligated to pay the holdover Rent set forth in Section 12.2 hereof.

                  41.6 Definition of "Hazardous Material". As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste, " "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under
Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or
(x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et. seq. (42 U.S.C. Section 9601).

           42.    [INTENTIONALLY OMITTED]

           43.    Miscellaneous

                  43.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                  43.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                  43.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                  43.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a condition and a covenant.

                  43.5 Consents. Whenever consent, designation, judgment, determination or approval of either party is required, that party shall not unreasonably withhold or delay such consent, approval, designation, judgment or determination.

                  43.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions and Exhibits (including, without limitation, the Work Letter) all constitute a single document and are incorporated herein.

                  43.7 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                  43.8 Recording. Landlord may, but shall not be obligated to, record a short form memorandum hereof without the consent of Tenant. Neither parties shall record this Lease.

                  43.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                  43.10 Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 43.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

                  43.11 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given three (3) business days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Demised Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.10 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes. Notices hereunder may also be given by reputable overnight courier and shall be deemed given one (1) business day after deposited with a reputable overnight courier service, addressed as set forth above.

                  43.12 California Jurisdiction. This Lease has been negotiated and entered into in the State of California and shall be governed by, construed and enforced in accordance with the laws of the State of California, applied to contracts made in California for California domiciliaries to be wholly performed in California.

                  43.13 Authority. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this release on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

                  43.14 Landlord's Entry. Notwithstanding anything to the contrary contained in this Lease, Landlord and Landlord's agents, except in the case of emergency or other imminent threat to the Building or its occupants, or by consent of Tenant or its employees, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Demised Premises. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, shall comply with all reasonable security measures of Tenant, and Tenant shall have the right to have an employee accompany Landlord at all times that Landlord is present on the Demised Premises. Without limiting the generality of the foregoing: (a) Tenant acknowledges that Landlord may be performing certain work in the Building during the Term of the Lease; (b) Tenant hereby agrees to allow Landlord to enter onto the Demised Premises on twenty-four (24) hours' notice to Tenant to perform such work; and (c) Tenant shall not be entitled to any abatement of Rent by reason of Landlord's construction activities at the Building.

                  43.15 Reasonable Expenditures. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence (to the extent reasonably available) available for inspection and review by the other party or its representative during normal business hours. All other costs and expenses incurred by either party in connection with this Lease and the negotiation and execution of this Lease (including, without limitation, any attorneys' fees) shall be borne by such party as its sole cost and expense.

           44.    [INTENTIONALLY OMITTED]

           45.    Option to Extend Term.

                  45.1 Provided that Tenant is not then in Default, Tenant shall have the option ("Option") to extend the Term of this Lease upon the following terms and conditions:

                       (a) Tenant shall have two (2) consecutive options to extend the Term of this Lease each for a period of five (5) years.

                       (b) In the event Tenant elects to exercise an Option under Section 45.1(a), the Lease terms shall be the same terms and conditions as set forth in this Lease except for the Basic Annual Rent, which shall increase three and a half percent (3.5%) from the prior year's Basic Annual Rent and which shall remain subject to the terms of Section 6.1 hereof for each additional year of the extended Term.

                       (c) The Option herein granted is not assignable separate and apart from this Lease.

                       (d) The Option herein granted is for Tenant to extend the Lease for all (and not less than all) of the Demised Premises.

                       (e) The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least six (6) months prior to the end of the expiration of the initial Term of this Lease or any prior extension thereof.

                       (f) Tenant shall not have the right to exercise any Option, notwithstanding anything set forth above to the contrary:

                           (1) During the time commencing from the date Landlord
gives to Tenant a written notice that Tenant is in default under any provi sions of this Lease and continuing until the default alleged in said notice is cured; or

                           (2) At any time after an event of Default as
described in Article 24, of the Lease (without any necessity of Landlord to give notice of such default to Tenant) and continuing until any such default is cured, if curable; or

                           (3) In the event that Tenant has defaulted in the
performance of its obligations three (3) or more times and a service charge has become payable under Section 24.1 for each of such defaults during the twelve-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not the defaults are cured.

                       (g) The period of time within which the Option may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Option because of the foregoing provisions of subparagraph (f).

                       (h) All rights of Tenant under the provisions of the Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Option, if, after such exercise, but prior to the commencement date of the new term: (1) Tenant fails to pay to Landlord a monetary obligation of

Tenant for a period of twenty (20) days after written notice from Landlord to Tenant; (2) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default; or (3) Tenant has defaulted three (3) or more times and a service charge under Section 24.1 has become payable for any such default, during the period from the date of the exercise of such option to the date of the commence ment of such option term, whether or not such defaults are cured.

           46.    Expansion Rights.

                  46.1 Provided that Tenant is not then in Default, Tenant shall have the right, but not the obligation, to expand the Demised Premises (the "Expansion Right") in accordance with the provisions set forth below.

                       46.1.1 Available Space. For the purposes of the Expansion
Right: (i) the term "First Floor Available Space" shall mean any Rentable Area within the first floor of the Building other than the Demised Premises; (ii) the term "Second Floor Available Space" shall mean any Rentable Area within the second floor of the Building which Landlord is not obligated, as of the date hereof, to deliver to Genos Biosciences, Inc. pursuant to the terms of its lease; (iii) the term "3530 Available Space" shall mean any Rentable Area within any free-standing office or laboratory building upon the land immediately adjacent to the Building to be constructed and to have a mailing address of 3530 John Hopkins Court; and (iv) the term "Available Space" shall mean, collectively, the First Floor Available Space, the Second Floor Available Space and the 3530 Available Space. Tenant may exercise the Expansion Right as to any Available Space; provided, however, that (notwithstanding anything to the contrary contained herein) Tenant's ability to exercise the Expansion Right as to any Second Floor Available Space shall be subordinate to the right of Genos Biosciences, Inc. to exercise its expansion right as to such space pursuant to the terms of its lease executed concurrently herewith; further provided, however, that (notwithstanding anything to the contrary contained herein) Tenant's ability to exercise the Expansion Right as to any 3530 Available Space shall only arise in the event that Landlord constructs or determines to pursue a speculative development project for a free-standing office or laboratory building upon the land immediately adjacent to the Building and desires to lease such new building for any purpose other than for parking, storage or placement of temporary trailers; and further provided, however, that if the Available Space was configured for use by a single tenant, Tenant must exercise the Expansion Right as to all of such available Space. Tenant may not exercise the Expansion Right as to a portion or less than all or any Available Space configured for use by a single tenant.

                       46.1.2 Exercise of Right. From time to time, Landlord shall provide Tenant with written notice as to areas which Landlord believes are or will become Available Space (the "Available Space Notice"). The Available Space Notice shall identify the location, configuration, rentable square feet and rental rate of the Available Space. Upon receipt of the Available Space Notice and for ten (10) business days thereafter (the "Expansion Right Period"), Tenant may exercise the Expansion Right by providing Landlord with written notice (the "Expansion Right Exercise Notice") that Tenant exercises its Expansion Right as to the Avail able Space identified in the Available Space Notice. If Tenant does not exercise the Expansion Right within the Expansion Right Period, the Expansion Right shall terminate as to the Available Space identified in the Available Space Notice until after it has been occupied by a new tenant, or is vacant for one hundred eighty (180) days after the Available Space Notice is given, after which time the Expansion Right shall renew as to said Available Space.

                       46.1.3 Amendment to Lease; Additional Lease. Within ten
(10) business days after the proper exercise of the Expansion Right, Tenant and Landlord shall enter into a written amendment to the Lease (the "Amendment") (or, in the case of any 3530 Available Space, an additional lease on substantially similar terms as those set forth herein) which shall provide, unless otherwise agreed in writing: (a) that the Amendment (or additional lease) shall be effective the later of (i) ten (10) days after the date of the Amendment (or additional lease) or (ii) the date by which all of the following have occurred, (A) the prior tenant vacates the Available Space, (B) Landlord has delivered legal possession of this Available Space to Tenant in substantially the condition set forth in Section 14.1 above and (C) Landlord has obtained the temporary certificate of occupancy, if required, from the appropriate governmental authorities required for the legal occupancy of the Available Space; (b) that the Demised Premises under the Lease shall be increased to include (or the demised premises under the additional lease shall include) the rentable square feet of the Available Space; (c) that the new Basic Annual Rent shall be increased, with the Available Space increasing the Basic Annual Rent at the square foot rental rate then applicable under the Lease; (d) that Tenant's new Pro Rata Share of Operating Expenses shall be increased, based upon the addition of the Available Space to the Demised Premises; (e) that the Security Deposit shall be increased (which shall be payable upon execution of the Amendment and shall be equal to one (1) month's Basic Annual Rent for said Available Space); and (f) that the number of parking spaces allocated to Tenant shall be increased proportionately. Provided Landlord has delivered to Tenant within five (5) business days of Tenant's exercise of the Expansion Right, the Amendment (or the additional lease) in form reasonably satisfactory to Tenant, in the event Tenant does not execute and deliver to Landlord the Amendment (or the additional lease) within the ten (10) day period stated herein, Tenant's Expansion Right as to the Available Space shall terminate until after it has been occupied by a new tenant, or is vacant for one hundred eighty (180) days after the Available Space Notice is given, after which time the Expansion Right renews as to said Available Space. Landlord shall not be required to provide any tenant improvements for the Available Space. In all other respects, the Lease shall remain in full force and effect, and shall apply to the Available Space.

                       46.1.4 Term Limitation. Notwithstanding any other provision relating to the Expansion Right, Tenant shall not be entitled to exercise the Expansion Right if the remaining Term under the Lease (not including unexercised options to extend the Term) is less than one (1) year.

                       46.2 The exercise by Tenant of the Expansion Right is subject to the following terms and conditions:

                            (a) The Expansion Right herein granted to Tenant is
personal to Tenant and is not assignable.

                            (b) Tenant shall not have the right to exercise the
Expansion Right, notwithstanding anything set forth above to the contrary:

                                (1) During the time commencing from the date
Landlord gives to Tenant a written notice that Tenant is in default under any material provisions of this Lease and continuing until the default alleged in said notice is cured; or

                                (2) At any time after an event of default as
described in Article 24 of this Lease (without any necessity of Landlord to give notice of such default to Tenant), and continuing until any such default is cured, if curable.

                            (c) The period of time within which the Expansion
Right may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Right because of the foregoing provisions of subparagraph (b).

                       (d) All rights of Tenant under the provisions of the Expansion Right shall terminate and be of no further force or effect, even after Tenant's due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the Term of the lease for the Available Space or part, (i) Tenant fails to pay the Landlord a monetary obligation of Tenant for a period of ten (10) days after written notice from Landlord to Tenant; or (ii) Tenant fails to cure a default (other than a monetary default) within thirty (30) days after Landlord gives notice to Tenant of such default.

                  46.3 Tenant shall be responsible for any brokerage fees owed to any third party engaged by Tenant in connection with any Expansion Right and shall indemnify Landlord with respect to any claims for any fees or commissions made by any person with whom Tenant dealt in connection with exercising the Expansion Right.

                  46.4 The Expansion Right shall be exercised only as provided in this Agreement and supersede all prior agreements with respect to Available Space.

                  46.5 Notwithstanding anything to the contrary contained herein, Landlord hereby covenants and agrees not to actively market the First Floor Available Space until the Term Commencement Date occurs. Nothing herein shall prevent Landlord from accepting any unsolicited offers for the First Floor Available Space prior to the Term Commencement Date so long as Landlord has otherwise complied with the terms of Section 46.1.2.

           IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.



LANDLORD:                                  TENANT:


ARE-JOHN HOPKINS COURT, LLC,               SEQUANA THERAPEUTICS, INC.,
a Delaware limited liability company       a California corporation



By: ARE-QRS CORP., a Maryland
    Corporation, Managing Member



By:  /s/ GARY A. KREITZER                  By:  /s/ M. SCOTT SALKA
    ---------------------------------          ------------------------------
     Name: Gary A. Kreitzer                     Name: M. Scott Salka
     Its:  Senior Vice President                Its:  VP, CFO

                                 EXHIBIT "A-1"

                       THE LEGAL DESCRIPTION OF THE LAND



PARCELS 1 & 2 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA AS SHOWN AT PAGE 16665 OF PARCEL MAPS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, OCTOBER 24, 1991.

                                 EXHIBIT "A-2"

                              THE DEMISED PREMISES*











                                     [MAP]












* 10,000 square feet to be located on the first floor; exact location to be determined by mutual agreement.

                                 EXHIBIT "A-3"

                                  THE PROJECT










                 [MAP OF ALEXANDRIA REAL ESTATE EQUITIES, INC.]

                                   EXHIBIT "B"

                                   WORK LETTER


        THIS WORK LETTER (this "Work Letter") is made and entered into as of January 7, 1998, by and between ARE-JOHN HOPKINS COURT, LLC, a Delaware limited liability company ("Landlord"), and SEQUANA THERAPEUTICS, INC., a California corporation ("Tenant"), and is attached to and made a part of that certain Lease, dated as of January 7, 1998 (the "Lease"), by and between Landlord and Tenant. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.      General Requirements.

        1.1 Tenant's Authorized Representative. Tenant designates Geneva R. Davis ("Tenant's Agent") as the person authorized to initial all plans, drawings and change orders on Tenant's behalf pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or approved in writing by Tenant's Agent. Neither Tenant nor Tenant's Agent shall be authorized to direct Landlord's contractors in the performance of Landlord's Total Work (as hereinafter defined) other than as specifically provided herein.

        1.2 Development Schedule. The schedule for design and development of Landlord's Work (as hereinafter defined) and the Leasehold Improvements (as hereinafter defined), including without limitation the time periods for preparation and review of construction documents, approvals and performance, whether by Landlord or by Tenant, shall be in accordance with that certain Time and Responsibility Schedule prepared by Landlord and Tenant, and attached as Schedule A to this Work Letter, subject to adjustment as mutually agreed to in writing by the parties or as provided in this Work Letter (the "Development Schedule").

        1.3 Architects and Consultants. The architect, engineering consultants, design team, general contractor and all subcontractors responsible for the construction of Landlord's Work, the Leasehold Improvements and all other construction related to the Project shall be selected by Landlord in its discretion; provided, however, that Landlord's selection of the architect, general contractor and all Major Subcontractors (as hereinafter defined) responsible for construction of the Leasehold Improvements shall be approved by Tenant in Tenant's reasonable discretion.

        Notwithstanding the foregoing, Tenant hereby agrees to, and acknowledges that Landlord has selected and may retain, Lusardi Construction Co. as the general contractor for the Project (including Landlord's Work and the Leasehold Improvements) and Carrier Johnson Wu as the architect for the Project (including Landlord's Work and the Leasehold Improvements). Landlord agrees to bid (or cause the general contractor to bid) all Major Subcontractor work in connection with the Leasehold Improvements to a minimum of two (2) subcontractors. As used herein, the term "Major Subcontractor" shall mean any subcontractor engaged to perform work for a cost in excess of $100,000.00, or any subcontractor engaged to perform the plumbing, electrical, HVAC or casework for the Leasehold Improvements.

2.      Landlord's Work.

        2.1 Landlord agrees to construct a two-story scientific research building of approximately 55,200 rentable square feet as measured according to the BOMA Standard (the "Building"). The Building shall be a concrete steel frame structure with reflected glass windows and shall include on-site surface parking at a ratio of approximately three (3) spaces per 1,000 square feet of Rentable Area in the Building (subject to Tenant's storage space and mechanical space requirements). All work required to design and construct the Building, exclusive of the Leasehold Improvements and the Tenant Work (each as herein defined), is herein collectively referred to as the "Landlord's Work."

        2.2 Landlord has indicated to Tenant that the construction plans, specifications and drawings with respect to Landlord's Work (the "Base Building Construction Drawings") are consistent with the Hope Architects & Engineers plans and specifications, dated March 20, 1991, which were previously approved by the City of San Diego. Prior to the execution hereof, the Base Building Construction Drawings have been prepared and have been approved by Landlord and Tenant; however, the Base Building Construction Drawings require certain revisions in order to comply with current building codes. Landlord agrees to commence construction of Landlord's Work following approval of the revised Base Building Construction Drawings by both parties hereto and the City of San Diego's building department (the "Building Permit"). Tenant shall cooperate and assist Landlord in obtaining the Building Permit, which Building Permit shall be obtained at Land lord's expense. In the event that governmental or quasi-governmental authorities having jurisdiction over the construction of Landlord's Work or any permit, license or approval required in connection therewith shall impose terms or conditions to the Building Permit that are inconsistent with Landlord's obligations hereunder or which increase the cost of constructing Landlord's Work, or which will materially delay the construction of Landlord's Work, Landlord and Tenant shall make all reasonable and good faith efforts to agree upon an approach, strategy or course of action to mitigate or remove any such terms and conditions, provided that Landlord shall nevertheless remain obligated to construct the Building in accordance with the basic parameters set forth in Section 2.1 of this Work Letter.

        2.3 Not later than One Hundred Thirty Five (135) days following the mutual execution of the Lease, Tenant shall deliver to Landlord design drawings and specifications (the "Space Plans") detailing Tenant's requirements for the Leasehold Improvements. The Space Plans shall be sufficiently detailed to show the impact of the Leasehold Improvement upon the base Building and any design changes which may be necessary. Landlord shall deliver in writing any reasonable objections, questions or comments of Landlord, the Project's architect or supervising engineer with regard to the Space Plans within ten (10) business days of delivery thereof. Within fifteen (15) calendar days following delivery of any such objections, Tenant shall cause the Space Plans to be revised to eliminate such objections, and shall resubmit said drawings to Landlord for approval.

        2.4 Landlord's Work shall be constructed substantially in conformity with the Base Building Construction Drawings and the Building Permit. However, construction of Landlord's Work shall be subject to such modifications which are
(i) required due to field conditions, and/or (ii) required in order to meet the requirements of applicable governmental and quasi-governmental laws, regulations and codes (collectively, "Code"). Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge and agree that the design of the Project (i) may be subject to approval by various governmental review committees and (ii) must conform to any Planned Industrial Development permit, SR Zone use and Coastal Zone Area use requirements.

3.      Leasehold Improvements.

        3.1 As used herein, the term "Leasehold Improvements" shall mean all initial improvements to the Building desired by Tenant of a fixed and permanent nature, exclusive of Landlord's Work, as shown on the Leasehold Improvement Construction Drawings (as hereinafter defined). Other than the Leasehold Improvements and Landlord's Work, Landlord shall not have any obligation whatsoever with respect to the finishing of the premises for Tenant's use and occupancy. The Leasehold Improvements (including, without limitation, the cost of construction, project management by Landlord (which fee shall not exceed three percent (3%) of the total cost of the Leasehold Improvements), cost of space planning, architect, engineering and other related services, building permits and other planning and inspection fees, and the cost of HVAC systems, utility distribution systems, laboratory gas and liquid systems, emergency power systems and hazardous waste containment systems) shall be designed to meet a budget of not more that One Hundred Fifty Dollars ($150.00) per square foot of Rentable Area in the Demised Premises (the "Leasehold Improvement Budget"), at an aggregate cost to Landlord not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Leasehold Improvement Allowance"). Any costs incurred in performing the Leasehold Improvements in excess of the Leasehold Improvement Allowance shall be borne solely by Tenant, as hereinafter provided. Tenant shall not be entitled to use any portion of the Leasehold Improvement Allowance on personal property improvements without the prior express written approval of Landlord which it may withheld in its sole discretion. Tenant shall have until December 31, 1999 to expend the unused portion of the Leasehold Improvement Allowance, after which date Landlord's obligation to fund such costs shall expire.

        3.2 Landlord agrees to commence construction of the Leasehold Improvements following approval of the Leasehold Improvement Construction Drawings by both parties hereto and upon obtaining a building permit authorizing the construction of a the Leasehold Improvements consistent with this Work Letter (the "Leasehold Improvement Permit"). Tenant shall cooperate and assist Landlord in obtaining the Leasehold Improvement Permit, the cost of which Leasehold Improvement Permit shall be deducted from the Leasehold Improvement Allowance. In the event that governmental or quasi-governmental authorities having jurisdiction over the construction of the Leasehold Improvements or any permit, license or approval required in connection therewith shall impose terms or conditions to the Leasehold Improvement Permit that are inconsistent with Landlord's obligations hereunder or which increase the cost of constructing the Leasehold Improvements, or which will materially delay the construction of the Leasehold Improvements, Landlord and Tenant shall make all reasonable and good faith efforts to agree upon an approach, strategy or course of action to mitigate or remove any such terms and conditions, provided that Landlord shall nevertheless remain obligated to construct the Building in accordance with the basic parameters set forth in Section 2.1 of this Work Letter.

        3.3 Landlord shall cause the Project's architect to prepare and submit for Tenant's review and approval preliminary plans and specifications for develop-ment of the Leasehold Improvements (the "Leasehold Improvement Preliminary Plans"). Tenant shall be solely responsible for ensuring that the Leasehold Improvement Preliminary Plans reflect Tenant's requirements for the Leasehold Improvements. Tenant shall deliver its written comments to the Leasehold Improvement Preliminary Plans to Landlord not later than five (5) days after Tenant's receipt of the same. Landlord and the Project's architect shall consider all such comments in good faith, but in no event shall Tenant's review and comment rights pursuant to the foregoing sentence require or obligate Landlord to exceed the Leasehold Improvement Budget.

        3.4 Following the completion of the Leasehold Improvement Preliminary Plans, Landlord shall cause the Project's architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Leasehold Improvements (the "Leasehold Improvement Construction Drawings" and, together with the Base Building Construction Drawings, the "Construction Drawings"), which Leasehold Improvement Construction Drawings shall be prepared substantially in accordance with the Leasehold Improvement Preliminary Plans. Tenant shall be solely responsible for ensuring that the Leasehold Improvement Construction Drawings reflect Tenant's requirements for the Leasehold Improvements. Tenant shall deliver its written comments on the Leasehold Improvement Construction Drawings to Landlord not later than five (5) days after Tenant's receipt of same. Landlord shall consider all such comments in good faith, but in no event shall Tenant's review and comment rights pursuant to the foregoing sentence delay Landlord's design or construction schedule for the Leasehold Improvements. Provided that the design reflected in the Leasehold Improvement Construction Drawings is consistent with the overall design of the Leasehold Improvements as contemplated hereby and the Leasehold Improvement Preliminary Plans as approved by Tenant, Tenant shall approve the Leasehold Improvement Construction Drawings as submitted by Landlord.

        3.5 The Leasehold Improvements shall be constructed substantially in conformity with the Leasehold Improvement Construction Drawings and the Leasehold Improvement Permit. However, construction of the Leasehold Improvements shall be subject to such modifications which are (i) required due to field conditions, and/or (ii) required in order to meet Code.

4. Certain Approvals. It is hereby acknowledged by Landlord and Tenant that (i) the Building Permit must be issued not later than May 30, 1998, in order for Landlord's Work to be substantially complete by April 1, 1999, and
(ii) the

Leasehold Improvement Construction Drawings must be completed and approved not later than July 31, 1998, in order for the Leasehold Improvements to be substantially complete by April 1, 1999. In the event of any dispute regarding the design of the Leasehold Improvements prior to the completion of the Leasehold Improvement Construction Drawings, which dispute is not settled within five (5) days after notice of such dispute is delivered by one party to the other, Tenant shall have the right to make the final decision regarding the design in question, provided that Tenant acts reasonably and such final decision is consistent with the base Building and either Landlord's or Tenant's position in such dispute (or a compromise position based therein in whole or part). Any subsequent changes, modifications or alterations to the Base Building Construction Plans or the Leasehold Improvement Construction Drawings following Landlord's and Tenant's approval of same and requested by Tenant before completion of Landlord's Total Work shall be processed in the manner provided in
Section 6 of this Work Letter.

5.      Performance of Landlord's Total Work.

        5.1 As used herein, "Landlord's Total Work" shall mean Landlord's Work and the Leasehold Improvements. On or before the Term Commencement Date (subject to Tenant-Caused Delays and Force-Majeure Delays, each as hereinafter defined), Landlord shall substantially complete or cause to be substantially completed Landlord's Total Work in a good and workmanlike manner and in accordance with applicable law, in accordance with the Base Building Construction Drawings and the Leasehold Improvement Construction Drawings and subject to the terms of this Work Letter. As used herein, (i) the term "Tenant Caused Delays" shall mean any delays caused by Tenant or any agent of Tenant and (ii) the term "Force-Majeure Delays" shall mean any delays resulting from influences, events or circumstances outside the reasonable control of Landlord. Landlord agrees to consult with Tenant, to the extent reasonable under the circumstances (including, but not limited to, the then-current Development Schedule), regarding any change to Landlord's Total Work which (i) is required due to field conditions, (ii) will materially impact the design of Landlord's Work, the Leasehold Improvements or the ability to meet the requirements of the Space Plans as approved by Landlord, and (iii) has more than one alternative solution. Landlord further agrees to implement any reasonable alternative solution promptly proposed by Tenant for such change, to the extent that such alternative will not increase the Base Building Budget or the Leasehold Improvement Budget or delay the completion of Landlord's Total Work (unless Tenant agrees to accept such risks and in such event and delays so caused shall be deemed a Tenant-Caused Delay and Tenant shall be solely responsible for any increased costs), or adversely impact the structure or systems serving the Building. Subject to the terms of the last sentence of
Section 3.1 hereof, following completion of Landlord's Total Work, no allowance or credit shall be granted in connection with any unused materials or any portion of Landlord's Total Work which is waived by Tenant. Landlord's Total Work shall constitute a single, non-recurring obligation on the part of Landlord.

        5.2 Where more than one (1) type of material or structure is indicated on the Base Building Construction Drawings or the Leasehold Improvement Construction Drawings, the option will be within Landlord's sole discretion. As to all building materials and Base Building equipment which Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion.

        5.3 In recognition and consideration of the fact that the Building has not been constructed as of the date hereof, it is hereby agreed by the parties hereto that Landlord may make Minor Variations (as herein defined) in the size, design, engineering, configuration and siting of Landlord's Total Work, and such Minor Variations shall not render the Lease void or voidable, nor shall any such Minor Variations entitle the Tenant to any reduction or abatement in Rent, anything herein contained and any rule of law or equity to the contrary notwithstanding. As used herein, the term "Minor Variations" shall mean any modifications to Landlord's Total Work which do change the basic parameters set forth in Section 2.1 of this Work Letter, to the extent such modifications are reasonably required: (i) to comply with Code and/or to obtain or to comply with any required permit (including, but not limited to, the Building Permit and the Leasehold Improvement Permit); (ii) to comply with any request by the Tenant for modifications to Landlord's Total Work; (iii) to comport with good design, engineering, and construction practices; or (iv) to make reasonable adjustments for field deviations encountered in the construction of Landlord's Total Work.

        5.4 Upon the date Landlord's Total Work is substantially complete, Tenant shall accept the Demised Premises in the condition in which they then exist. Tenant's taking possession and acceptance of the Demised Premises shall not constitute a waiver of any warranty of any construction defect in regard to workmanship (including installation of equipment) or material (exclusive of equipment provided by manufacturers) of the Building completed by or on behalf of Landlord or any design defect (or non-compliance with Code) in the Landlord's Work. Tenant shall have one (1) year after Landlord's Total Work is substantially complete within which to notify Landlord of any such construction or design defect or Code deficiency (collectively, "Defect") in the Building discovered by Tenant, and Landlord shall use reasonable efforts to cause the applicable contractor to remedy any such Defect within ninety (90) days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if, by the nature of such Defect, more than ninety (90) days are required to correct and remedy such Defect and Landlord commences its remedial action within such ninety (90) day period and thereafter diligently and continuously prosecutes such curative and remedial action to completion. Tenant shall be entitled to receive the benefit of all manufacturer's equipment warranties relating to equipment installed in the Building, exclusive of equipment which is not paid for out of the Leasehold Improvement Allowance. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant. Landlord shall diligently pursue any claims arising out of latent defects in the Building.

6. Changes. Any changes requested by Tenant to Landlord's Work or the Leasehold Improvements after the date of mutual approval of the Base Building Construction Drawing or the Leasehold Improvement Construction Drawings, as applicable, shall be requested and instituted in accordance with the provisions of this Section 6 and shall be subject to the written approval of Landlord and the Project's architect.

        6.1 In the event that, after the Leasehold Improvement Construction Drawings have been approved by Landlord and Tenant, Tenant shall request changes to Landlord's Work or the Leasehold Improvements or request changes to the work already installed ("Changes"), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "Change Request"), which Change Request shall detail the nature and extent of any such Change, and, if the nature of such Change requires revisions to the Base Building Construction Drawings or the Leasehold Improvement Construction Drawings, then Tenant shall be solely responsible for the cost of such revisions. Such Change Request must be signed by Tenant's Agent or Landlord shall not be required to process such Change Request. Landlord shall, before proceeding with any Change, use its best efforts to respond to Tenant as soon as is reasonably possible with an estimate of (i) the time it will take Landlord to analyze the Change Request, and (ii) the architectural and engineering fees and costs which will be incurred in order to analyze such Change Request, and Landlord shall thereafter submit to Tenant in writing, within five (5) business days receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including without limitation architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord's Total Work will be substantially complete. Any such delay in the completion of Landlord's Total Work caused by a Change shall be deemed a Tenant-Caused Delay.

        6.2 If Tenant approves in writing the cost or savings and the extension in the time for completion of Landlord's Total Work, if any, Landlord shall cause the approved Change to be instituted.

7.      Costs.

        7.1 It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Leasehold Improvements except to the extent of the Leasehold Improvement Allowance. All costs, expenses and fees expressly permitted by the Lease and this Work Letter to be incurred by or on behalf of Landlord arising from, out of, or in connection with, the Leasehold Improvements (collectively, the "Leasehold Improvements Cost") shall first be deducted by Landlord from the Leasehold Improvement Allowance. If the Leasehold Improvements Cost exceeds the Leasehold Improvement Allowance, Tenant shall, as a condition precedent to Landlord's obligation to complete the Leasehold Improvements, deposit in an interest-bearing account with an escrow holder mutually acceptable to Landlord and Tenant one hundred percent (100%) of the then current Leasehold Improvements Cost in excess of the Leasehold Improvement Allowance, to be disbursed on a progress payment basis proportionately with the disbursement of the Leasehold Improvement Allowance by Landlord. All interest in such account shall accrue for the benefit of Tenant. Any sums so deposited by Tenant and remaining unused following completion of the Leasehold Improvements shall be returned to Tenant. If Tenant fails to pay, or is late paying, any sum due to Landlord under this Work Letter, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent.

        7.2 Landlord shall bear all costs, expenses and fees incurred by or on behalf of Landlord in connection with the acquisition of the land on which the

Building is to be constructed and construction of Landlord's Work and related site improvements, subject to the terms hereof and the terms of the Lease.

8.      Tenant Access.

        8.1 Landlord hereby agrees to permit Tenant access, at Tenant's sole risk and expense, to the Building thirty (30) days prior to the Term Commencement Date to perform any work ("Tenant's Work") required by Tenant other than Landlord's Total Work, including, by way of example only, installation of telephones, cabling, special equipment and, to the extent reasonable, trade fixtures and furniture, during normal business hours or at such other times as are reasonably designated therefor or agreed to by Landlord, provided that such work is coordinated with the Project's architect, and complies the terms of the Lease and all such other reasonable restrictions and conditions as Landlord may impose. So long as Tenant shall engage only in the activities enumerated in the preceding sentence, such access shall not constitute acceptance of possession, nor occupancy or use of the Building. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Building unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord evidencing the insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance which Landlord may require pursuant to Section 21 of the Lease).

        8.2 In no event shall Tenant or its employees, consultants, agents, contractors, and suppliers interfere with the performance of Landlord's Total Work, nor with any inspections or issuance of final approvals by the City or County of San Diego, and in the event of any such interference Landlord shall have the right to exclude Tenant and Tenant's employees, consultants, contractors and agents from the Building until the substantial completion of Landlord's Total Work.

        8.3 The fact that Tenant may, with Landlord's consent, enter into the Building prior to the date Landlord's Total Work is substantially complete for the purpose of performing any Tenant's Work shall not be deemed an acceptance by Tenant of possession of the Demised Premises, but in such event Tenant shall indemnify, defend, protect and hold Landlord harmless from any loss of or damage to Tenant's property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the willful misconduct or negligence of Tenant or its agents.

9.      Miscellaneous.

        9.1 Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

        9.2 Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

        9.3 Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

        9.4 Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the laws of the State of California.

        9.5 Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

        9.6 Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

        9.7 Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Total Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved Constructions Drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

        9.8 Arbitration. Any unresolved dispute concerning the Leasehold Improvements shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association in San Diego, California.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.



LANDLORD:                                  TENANT:


ARE-JOHN HOPKINS COURT, LLC,               SEQUANA THERAPEUTICS, INC.,
a Delaware limited liability company       a California corporation



By: ARE-QRS CORP., a Maryland
    Corporation, Managing Member



By:  /s/ GARY A. KREITZER                  By:  /s/ M. SCOTT SALKA
    ---------------------------------          ------------------------------
     Name: Gary A. Kreitzer                     Name: M. Scott Salka
     Its:  Senior Vice President                Its:  VP, CFO

                                   SCHEDULE A

                            THE DEVELOPMENT SCHEDULE*
                           Sequana Therapeutics, Inc.


---------------------------------------------------------------------------------------------------------------------------------

                                         ----------------------------------------------------------------------------------------
                                           1997                               1998                                   1999
---------------------------------------------------------------------------------------------------------------------------------
                                EVENT
EVENT                         COMPLETED  Nov  Dec  Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec  Jan  Feb  Mar  Apr
---------------------------------------------------------------------------------------------------------------------------------
 1 PRE PLANNING
 2 Lease Negotiation                     ########
 3 Execute Lease Agreement                    ###
 4
 5
 6 PLANNING, ENGINEERING
     & ARCHITECTURE
 7 Site & Base Building plan
    preparation/finalization                 #############
 8 Tenant Space Programming                        ##################
 9 Tenant Space Plan Submittal
    to Landlord                                                   ###
10 Submit site & Base Building
    permit plans to city                                #############
 1 Site (grading) permit issuance                            ###
 2 Base Building permit issuance                                  ###
 3 Tenant improvement plans
    preparation                                                       #############
 4 Submit tenant improvement
    permit plans to city                                                        ##################
 5 Tenant improvement permit                                                                         ###
 6
 7
 8 SITE DEVELOPMENT & BASE
     BUILDING CONSTRUCTION
 9 Site Development                                          ###
10 Base Building Construction                                    #################################
 1
 2
 3 LEASEHOLD IMPROVEMENTS
 4 Tenant improvement construction                                                                   #######################
 5
 6
 7 OCCUPANCY
 8 Substantial Completion/
     Certificate of Occupancy                                                                                            ###
 9 Lease Commencement, Move-in
     & Occupancy                                                                                                             /////
---------------------------------------------------------------------------------------------------------------------------------

Key:  ###  On-Going Work Test            *Subject to modification as mutually
                                          agreed to in writing pursuant to the
      ///  Key Milestone Date             Work Letter.



                            Alexandria Real Estate Equities, Inc. - Confidential

                                  EXHIBIT "C"

                    ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE

This acknowledgment is made pursuant to Section 4 of that certain Lease dated __________, 1997, by and between ARE-John Hopkins Court, LLC, a Delaware limited liability company, Landlord, and __________, a __________ corporation, Tenant, of Suite ___ at 3550 John Hopkins Court in the County of San Diego, California.

We hereby acknowledge that the Term Commencement Date of the Lease is __________, 199__.


ACCEPTED:

("Landlord")

ARE-John Hopkins Court, LLC,
a Delaware limited liability company

      By:   ARE-QRS Corp.,
            a Maryland corporation
            Its managing member


By: _________________________________

      Its: __________________________

Date: _______________________________

ACCEPTED:

("Tenant")

______________________

a ________ corporation

By: _________________________________

      Its: __________________________

Date: _______________________________

                                  EXHIBIT "D"

                             RULES AND REGULATIONS

                                     - 1 -
      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or hall shall not be obstructed or used for any purpose other than ingress or egress.

                                     - 2 -
      No awnings or other projections shall be attached to the outside walls of the Building.

                                     - 3 -
      The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels or other articles be placed on the windowsills. If Tenant desires window curtains, the same must be of such uniform shape, color, material and make as may be prescribed by Landlord. Neither the interior not the exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior written consent.

                                     - 4 -
      No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of, or so as to be seen from the outside of, its Premises or the Building without Landlord's prior written consent. In the event of Tenant's violation of the foregoing, Landlord may remove the same without any liability and may charge the expense incurred in such removal to Tenant. All signs whether on doors, directory tablets or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

                                     - 5 -
      The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenant only; and Landlord reserves the right to exclude any other names therefrom, and each and every name in addition to the name of Tenant placed upon such bulletin board or directory, shall be subject to Landlord's prior written consent (and if approved by Landlord, all costs therefor shall be paid by Tenant). Any such listings or representations, once installed, shall be subject to relocation or removal upon Landlord's written request for any reason (except that any such relocations or removals at Landlord's request, unless such request is based upon Tenant's breach of the Lease, of which these Rules and Regulations are a part, shall be paid for by Landlord), and Tenant shall pay for the removal of any such listings or representations upon its departure from its Premises. Tenant shall be entitled to one column line of such bulletin board or directory.

                                     - 6 -
      All doors opening into public corridors shall be kept closed, except when being used for ingress and egress.

                                     - 7 -
      Except as allowed under Tenant's Lease, Tenant shall not mark, paint, drill or bore into, cut or string wires in, lay linoleum or other floor coverings in, or in any way deface any part of its Premises or the Building, except with Landlord's prior written consent and as Landlord may direct.

        All keys shall be obtained from Landlord and neither Tenant, its agents or employees shall have any duplicate keys made except as to allow Tenant's employees to access its Premises and other secured areas within the Premises. No duplicate keys shall be made to the Building without Landlord's prior written consent. Except in such areas as Tenant and Landlord may agree are confidential or "security" spaces, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Tenant must, upon the termination of its tenancy, give to Landlord all keys pertaining to the Premises and the Building, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by such lost key(s) if Landlord shall deem it necessary to make such change.

                                      -9-

        No windows or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord's prior written consent. Tenant shall not be permitted upon the roof at any time except as may be necessary to perform repairs and maintenance to rooftop equipment.

                                      -10-

        The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant of its servants, employees, agents, visitors or licensees shall be borne by Tenant.

                                      -11-

        All removals from, or the carrying in or out of, the Building of any safes, freight, furniture, heavy or bulky matter of any description, must take place only between the hours of 7:00 A.M. and 6:00 P.M. on days other than Saturdays, Sundays and holidays (no moving being permitted on Saturdays, Sundays or holidays without special permission). Landlord reserves the right to inspect all safes or other heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any of the provisions of the Lease of which these Rules and Regulations are a part. Tenant shall not use any machinery or other bulky articles in the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor to the floors or walks, or which by its weight might injure the floor of the Building.

                                      -12-

        Neither Tenant nor servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant's trade or business.

                                      -13-

        Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for other than as provided under Section 2.1.9. The Premises shall not be used for lodging or sleeping.

     Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way. Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or skylights or down the passageways.

                                      -15-

     No motorized vehicles, birds or non-laboratory animals of any kind except as required pursuant to the American Disability Act shall be brought into or kept in or about Tenant's Premises and no cooking shall be done or permitted by Tenant in its Premises, except that the preparation of coffee, tea, hot chocolate, pastries, sandwiches and similar microwaveable items for Tenant, its employees and visitors shall be permitted provided such activities do not otherwise violate the Lease of which these Rules and Regulations are part and provided power shall not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced in or emanate from the Premises.

                                      -16-

     There shall not be used in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards.

                                      -17-

     No vending or coin operated machines shall be placed within the Premises without Landlord's prior written consent.

     No person shall be employed by Tenant to do janitorial work in any Common Area of said Building without Landlord's prior written consent. Any person employed by Tenant to do janitorial, maintenance or similar work in the Common Areas with Landlord's consent shall, while in the Building, be subject to and under the control and direction of Landlord or its agent or representative (but not as an agent or servant of Landlord) and Tenant shall be responsible for all acts of such persons.

     Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Nothing in this provision, however, shall be construed to prevent Tenant from installing reasonable signage at the Building identifying Tenant provided such signage is located at a place and is of a size and is constructed or a material acceptable to Landlord.

     Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent same.

        Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons. Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission of any unauthorized person to the Building. Upon request Tenant shall provide Landlord with a description and license plate number of all its personnel's vehicles utilizing parking at the Building.

                                      -22-

        Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Building.

                                      -23-

        Landlord and Tenant agree that there shall be no consent to any waiver of any of these Rules or Regulations unless said waiver is done in writing and acknowledged by Landlord.

                                      -24-

        Landlord reserves the right at any time to change or rescind any one or more of these Rules or Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant herein or to any other person for the non-observance of the Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

                                  EXHIBIT "E"

                            LANDLORD'S PROPERTY LIST

*  Piping
*  Ductwork
*  Exhaust vents
*  Wiring
*  Cabling
*  Electrical panels
*  Transfer switches
*  Transformers
*  Circuits
*  Conduits
*  Gas and Vacuum distribution systems
*  Specialized water systems (reverse osmosis and deionized systems)
*  Exterior exhausting fume hoods
*  Casework
*  Bench tops
*  Built-in cabinets
*  Wall and floor coverings
*  Building boilers
*  Air-handlers
*  Steam coils
*  Heat exchangers
*  Chillers
*  Waste disposal systems
*  Steam generators
*  Light fixtures
* Life and safety systems (i.e., security systems (exclusive of CPU, video monitors, surveillance cameras and associated movable equipment), fire alarms, eye wash stations and fire sprinklers)
*  Drop ceiling structure and tiles
*  Sinks and hot water heaters
* Autoclaves and related glass washers and dryers (exclusive of bench/table top or other moveable equipment)
*  Walk-in temperature controlled rooms

                                  EXHIBIT "F"

                          FORM OF ESTOPPEL CERTIFICATE

      This Tenant Estoppel Certificate (this "Certificate"), dated as of __________, 199_, is executed by __________ ("Lessee") in favor of ARE-John Hopkins Court, LLC, a Delaware limited liability company ("Lessor") and __________ ("_______").

                                    Recitals

      A. Lessee and Lessor have entered into a Lease Agreement dated as of __________ ("Lease") for a portion of the Property located at __________ (the "Property").

      B. Pursuant to the Lease, Lessee has agreed that upon the request of Lessor, Lessee would execute and deliver a tenant estoppel certificate certifying to the status of the Lease.

      C. Lessor has requested that Lessee execute this Certificate. Lessee certifies, warrants, and represents to Lessor and __________ as follows:

                               Section 1. Lessee.

      Lessee is the lessee of the Property (the "Leased Premises"), pursuant to the Lease, a correct copy of which is attached as Exhibit A.

                          Section 2. Leased Premises.

      The Leased Premises consist of __________ (_______) square feet of the (______) floor of the Property, as more particularly described in the Lease.

                        Section 3. Full Force of Lease.

      As of the date of this Certificate, the Lease is in full force, has not been terminated, and is enforceable in accordance with its terms, subject only to any offsets, counter-claims, or defenses of Lessee as set forth in Section 14 hereof.

                         Section 4. Complete Agreement.

      The Lease constitutes the complete agreement between Lessor and Lessee for the Leased Premises and the Property, and no amendments, modifications or extensions to the Lease, either written or oral, currently exist, other than
_____________________________________________________________________________.

                   Section 5. Acceptance of Leased Premises.

      Lessee has accepted and is currently occupying the Leased Premises.

                             Section 6. Lease Term

                        The term of the Lease commenced on            and ends
                                                           ----------
on          , subject to the following options to extend:
   ---------                                              ---------------------

-------------------------------------------------------------------------------

                          Section 7. Purchase Rights.

                        Lessee has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:
                                                                  ------------

------------------------------------------------------------------------------

                          Section 8. Rights of Lessee.

                        Except as expressly stated in this Certificate, Lessee:

                        (a) has no right to renew or extend the term of the Lease;
                        (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

                        (c) has no right, title, or interest in the Leased Premises, other than as Lessee under the Lease.

                                Section 9. Rent

                        (a) The rent under the Lease is current, and Lessee is not in default in the performance or any of its obligations under the Lease.

                        (b)     Lessee is currently paying base rent under the
Lease in the amount of $           per month. Lessee has not received and is
                        ----------
not entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or
reductions in rent, except as follows:                                       .
                                        --------------------------------------

                        (c) Lessee's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative
and overhead expenses is    % and is currently being paid at the rate of
                         ---
$             per month.
 ------------

                        (d) To the best of Lessee's knowledge, there are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there has been no default or other wrongful act or omission by the landlord under the lease or otherwise in connection with Lessee's occupancy of the Leased Premises, except as follows:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(If none, please state "None").

                         Section 10. Security Deposit.

                        The amount of Lessee's security deposit held by Lessor
under the Lease is                      Dollars ($       ).
                   --------------------           -------

                           Section 11. Prepaid Rent.

                              The amount of prepaid rent, separate from the
security deposit, is __________________Dollars ($______) covering the period from ______________ to ______________.


                             Section 12. Insurance.

                              All insurance, if any, required to be maintained
by Lessee under the Lease is presently in effect.


                        Section 13. Tenant Improvements.

                              All construction of buildings, site improvements
and facilities and interior tenant improvements and other requirements respecting the Leased Premises which Lessor was to have performed in accordance with the terms of the Lease have been performed and completed in all respects and accepted by Lessee, except____________________. All tenant allowances, reimbursements for construction costs and other, similar sums agreed to be paid by the landlord respecting the Leased Premises have been paid, except follows:
______________________________________________________________________________.


                       Section 14. Lessor's Obligations.

                              As of the date of this Certificate, to the best of
Lessee's knowledge, Lessor has performed all obligations required of Lessor under the Lease; no offsets, counterclaims, or defenses of Lessee under the Lease exist against Lessor; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Lessor, except as follows:__________________
______________________________________________________________________________.


                      Section 15. Assignments by Landlord.

                              Lessee has received no notice of any assignment,
hypothecation or pledge of the Lease or rentals under the Lease by Landlord.


                       Section 16. Assignments by Lessee.

                              Lessee has not sublet or assigned the Leased
Premises or leased any portion thereof to any sublessee or assignee. No one except Lessee and its employees will occupy the Leased Premises. The address for notices to be sent to Lessee is as set forth in the Lease.

                       Section 17. Environmental Matters

                              (a) To the best of Lessee's knowledge, the use,
maintenance and operation of the Leased Premises will at all times comply with all applicable federal, state, county and local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (collectively, "Environmental Laws").

                              (b) The undersigned represents and warrants that
it has not used, generated, released, discharged, stored or disposed of any hazardous waste, toxic substances or related materials (collectively "Hazardous Materials") on, under, in or about the Leased Premises, or transported any Hazardous Materials to or from the Leased Premises, other than Hazardous Materials used in the ordinary and commercially reasonable course of Lessee's business in compliance with all Environmental Laws. The term "Hazardous Materials" shall mean (a) any "hazardous substance" as such term is presently defined in Section 101 (14) of the comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. S 9601 et seq.) and any regulations promulgated thereunder ("CERCLA"), (b) any additional substances or materials which are hereafter incorporated in or added to the definition of "hazardous substances," "hazardous waste," "toxic substances" or "toxic waste" under any other Environmental law or other law applicable to the Leased Premises or under regulations promulgated pursuant thereto.

                              (c) Lessee will not use the Leased Premises for
any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any Hazardous Material (other than in the ordinary course of the business to be conducted by Lessee in full compliance with applicable Environmental Laws and in a manner which will not pose a hazard to the Health and safety of the occupants of the Leased Premises or any other property).

                              (d) Lessee has not received any notice, written or
oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Lessee aware of a basis for any such proceeding.

                      Section 18. Notification by Lessee.

                              From the date of this Certificate and continuing
until ____________________, Lessee agrees to immediately notify Lessor and ________________________ at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                     Alexandria Real Estate Equities, Inc.
                           11440 West Bernardo Court
                                   Suite 170
                          San Diego, California 92127
                             Attn: Gary A. Kreitzer


                      ------------------------------------
                      ------------------------------------
                      ------------------------------------
                      ------------------------------------

                              Lessee makes this Certificate with the knowledge
that it will be relied on by ___________________________ in agreeing to
___________________________.

                              Lessee has executed this Certificate as of the
date first written above by the persons named below, who are duly authorized to do so.

                                       LESSEE:
                                              ---------------------------------

                                       By:
                                            -----------------------------------
                                       Its:
                                            -----------------------------------

                                       Dated:
                                             ----------------------------------

                                  EXHIBIT "G"

                     THE ENVIRONMENTAL AND BUILDING REPORTS


Phase I Environmental Site Assessment of Parcels 1 and 2 of John Hopkins Court, San Diego, California, 92121 dated January 22, 1997 prepared for Alexandria Real Estate Equities, Inc. (fka Health Science Properties, Inc.) Prepared by Dames & Moore, Job no. 29311-012-035.